                                                                EXHIBIT 99(c)(1)

                           STOCK PURCHASE AGREEMENT
                           -------------------------

                                    BETWEEN
                                    -------

                                  GO2NET, INC.
                                  ------------

                                      AND
                                      ---

                          VULCAN VENTURES INCORPORATED
                          ----------------------------

                                 MARCH 15, 1999
                                 --------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This STOCK PURCHASE AGREEMENT is made as of March 15, 1999 between GO2NET, INC. (the "Company"), a corporation organized under the laws of the State of Delaware, and VULCAN VENTURES INCORPORATED, a corporation organized under the laws of the State of Washington ("Purchaser").

     WHEREAS, the Company wishes to sell to Purchaser 300,000 shares of the Company's Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock"), on the terms and conditions hereinafter provided;

     WHEREAS, as an inducement to Purchaser to enter into this Agreement, certain executive officers and directors of the Company (the "Management Stockholders") have entered into agreements with Purchaser (the "Management Agreements") pursuant to which, among other things (i) each Management Stockholder has agreed to sell to Purchaser, and Purchaser has agreed to purchase from him, certain of his shares of the Company's Common Stock, $.01 par value (the "Common Stock") (including certain shares of Common Stock issuable pursuant to the exercise of vested stock options) aggregating a total of 1,403,312 shares of Common Stock under all the Management Agreements taken together, at $90 per share, and (ii) each Management Stockholder has agreed to vote all of his shares of Common Stock in favor of the issuance to Purchaser of the Series A Preferred Stock to be issued at the Second Closing (as defined below), in each case upon the terms and subject to the conditions set forth therein; and

     WHEREAS, Purchaser will commence, within five (5) business days of the date hereof, at a price of $90 per share net to the seller in cash, a tender offer (the "Offer") for up to 3,596,688 shares of Common Stock (the "Offer Shares"), which shares, together with the maximum number of shares of Series A Preferred Stock that may be purchased by Purchaser under this Agreement, would equal at least 51% of the outstanding shares of Common Stock (assuming conversion into Common Stock, at the initial conversion rate, of all such shares of Series A Preferred Stock).

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the Company and Purchaser agree as follows:

     1.  Purchase and Sale of Shares.  On the terms and subject to the
         ---------------------------
conditions set forth herein, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, (a) at the First Closing (as defined below), 167,507 shares (the "First Issuance Shares") of Series A Preferred Stock, and (b) at the Second Closing (as defined below), an additional 132,493 shares of Series A Preferred Stock (the "Second Issuance Shares," and collectively with the First Issuance Shares, the "Shares"), in each case for a purchase price of One Thousand Dollars ($1,000) per share. The Series A Preferred Stock shall have the terms designated in the Certificate of Designation of Series A Convertible Preferred Stock attached hereto as Exhibit A
                                                                       ---------
(the "Certificate of Designation").

     2.  Closing; Deliveries.
         -------------------

         2.1.  First Closing.  The closing of the purchase and sale of the
               -------------
First Issuance Shares (the "First Closing") shall occur at the offices of Irell & Manella LLP ("I&M"), 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, concurrently with the execution of this Agreement. At the First Closing, the Company shall deliver to Purchaser one or more stock certificates evidencing the First Issuance Shares registered in the name of Purchaser and Purchaser shall pay to the Company the purchase price for the First Issuance Shares $25,000 by check or wire transfer and the balance in the form of a promissory note in the form of Exhibit B hereto. At the First Closing,
                                         ---------
the parties will also duly execute and deliver the Registration Rights Agreement in the form of Exhibit C hereto (the "Registration Rights Agreement") and the
               ---------
Purchaser shall receive an opinion from Hutchins, Wheeler & Dittmar as to certain matters. The date on which the First Closing occurs is hereinafter referred to as the "First Closing Date." The First Closing shall occur prior to any public announcement of the tender offer contemplated hereby.

          2.2.    Second Closing.  The closing of the purchase and sale
                  --------------
of the Second Issuance Shares (the "Second Closing") shall occur at the offices of I&M as soon as practicable (but not more than three (3) business days) after the satisfaction or waiver of all of the conditions to the Second Closing set forth herein, or at such other place and time as the Company and Purchaser may agree. At the Second Closing, the Company shall deliver to Purchaser one or more stock certificates evidencing the Second Issuance Shares registered in the name of Purchaser and Purchaser shall pay to the Company the purchase price for the Second Issuance Shares by check or wire transfer. The date on which the Second Closing occurs is hereinafter referred to as the "Second Closing Date."

     3.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to Purchaser as follows (it being agreed that for purposes of the representations and warranties set forth in this Section 3, the term the "Company" shall be deemed to refer to the Company and each of its subsidiaries on a consolidated basis, except where the context reasonably indicates otherwise):

          3.1.  Organization and Qualification.  The Company is a corporation
                ------------------------------
duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to conduct its business as currently conducted and to enter into and to carry out and perform its obligations under the Transaction Documents. For purposes of this Agreement, "Transaction Documents" shall mean (a) this Agreement, (b) the Registration Rights Agreement, and (c) the Certificate of Designation. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing could reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, other than any adverse effect following the date of this Agreement that the Company shall have demonstrated is substantially attributable to (i) the transactions contemplated by this Agreement or the announcement of the transactions contemplated by this Agreement or (ii) any material economic downturn in the Internet industry generally or any material national economic downturn (a "Material Adverse Effect").

          3.2.  Authorized Capital Stock.  As of the date hereof, the
                ------------------------
authorized capital stock of the Company consists of (a) 50,000,000 shares of Common Stock, and (b) 1,000,000 shares of Preferred Stock, $.01 par value per share, 300,000 shares of which are designated as Series A Preferred Stock. As of March 11, 1999, there were 12,732,545 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved for issuance upon conversion of the Series A Preferred Stock 4,537,891 shares of Common Stock. The Company has reserved for issuance upon exercise of options granted under its 1996 Stock Option Plan ("Company Option Plan") and outside such plan an aggregate of 5,182,293 shares of Common Stock. The Company's Board of Directors has authorized an increase in the number of shares of Common Stock reserved for issuance under the Company Option Plan from 5,000,000 to 8,000,000 shares of Common Stock, subject to stockholder approval. The Company also assumed the outstanding options under the former Silicon Investor and Web21 stock option plans (the "Assumed Option Plans"), the shares under which are in addition to the shares available under the Company Option Plan. An aggregate of 121,944 shares of Common Stock are reserved for issuance upon exercise of options pursuant to the Assumed Option Plans. As of March 11, 1999, there were not outstanding or existing any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities exercisable for or convertible into shares of its capital stock, except for options to purchase an aggregate of 5,304,237 shares of Common Stock outstanding under the Company Option Plan and the Assumed Option Plans.

          3.3.  Subsidiaries.    Except as set forth in Schedule 3.3, the
                ------------                            ------------
Company (a) owns no equity securities of any other corporation, limited partnership or similar entity, and (b) is not a participant in any joint venture, partnership or similar arrangement.

          3.4.  Due Execution, Delivery and Performance of the Agreement;
                --------------------------------------------------------
No Conflict.
-----------

                3.4.1. Subject only to approval of the issuance and sale to Purchaser of the Second Issuance Shares by the holders of the Common Stock, the execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has approved the Certificate of Designation. This Agreement has been, and when executed and delivered at the First Closing or the Second Closing (as the case may be) the other Transaction Documents will be, duly executed and delivered by the Company and constitutes, or when executed and delivered at the First Closing or the Second Closing (as the case may be) will constitute, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                3.4.2. The execution, delivery and, subject to obtaining the consents set forth in Schedule 3.4, performance by the Company of the
                      ------------
Transaction Documents and the consummation of the transactions contemplated thereby will not, except in each case where the effect of non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) modify, breach or constitute grounds for the occurrence or declaration of a default under or give rise to a right to terminate any agreement, license, indenture, undertaking or other instrument to which the Company is a party or by which it or any of its assets may be bound or affected, (ii) violate any provision of law or any regulation or any order, judgment, or decree of any court or other agency of government to which the Company is subject, (iii) violate any provision of the Restated Certificate of Incorporation (the "Certificate of Incorporation") or By-Laws of the Company, or (iv) result in the creation or imposition of (or the obligation to create or impose) any liens, mortgages, pledges, charges, claims or other encumbrances (collectively, "Liens") on any of the Company's properties.

          3.5.  State Takeover Statutes. The Board, at a meeting duly called (or
                -----------------------
for which notice was duly waived by all directors of the Company) and held on March 14, 1999, has unanimously approved the terms of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including without limitation the sale and issuance to Purchaser of the Shares pursuant to this Agreement, and Purchaser's acquisition of shares of Common Stock pursuant to the Management Agreements and the Offer) and such approval constitutes approval of such transactions by the Board under the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") and Chapter 23B.19 of the Washington Business Corporation Act (the "WBCA"), and constitutes all actions necessary to ensure that the restrictions contained in Section 203 of the DGCL and Chapter 23B.19 of the WBCA will not apply to Purchaser in connection with or following such transactions. To its knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement and the other Transaction Documents.

          3.6.  Issuance, Sale and Delivery of the Shares.
                -----------------------------------------

                3.6.1. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any Liens, other than restrictions on transfer under state and/or federal securities laws. The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. Upon the filing with the Delaware Secretary of State and effectiveness of the Certificate of Designation, the rights, privileges and preferences of the Series A Preferred Stock set forth in the Certificate of Designation will constitute the valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                3.6.2. The shares of Common Stock that are issuable upon conversion of the Series A Preferred, when so issued, will be validly issued, fully paid and nonassessable, and will be free of any Liens, other than restrictions on transfer under state and/or federal securities laws. Issuance of such shares of Common Stock is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          3.7.  Governmental Consent. No consent, approval or authorization of,
                --------------------
or declaration or filing with, any governmental authority on the part of the Company is required for the execution and delivery of the Transaction Documents or the sale of the Shares to Purchaser pursuant to this Agreement, except for the filing of the Certificate of Designation and, to the extent applicable, the required filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or early termination of the waiting period thereunder.

          3.8.  SEC Reports; Financial Statements.
                ---------------------------------

                3.8.1. The Company has filed all forms, reports and documents (except for employment agreements with certain executive officers of the Company, copies of which have been provided to Purchaser (the "Executive Employment Agreements")) required to be filed by it with the Securities and Exchange Commission (the "SEC") since and including the filing date of the Registration Statement with respect to the Company's initial public offering (the "SEC Reports"). The SEC Reports (x) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                3.8.2. Each of the financial statements (including, in each case, any notes thereto) of the Company included in the SEC Reports (the "Financial Statements"), was prepared in accordance with GAAP (subject, in the case of unaudited statements, to the absence of footnotes thereto and to normal and recurring year-end adjustments which were not and are not expected to be material in amount) and each fairly presented the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (except as may be indicated in the notes thereto) in all material respects.

                3.8.3.  Except as set forth in Schedule 3.8 hereto, to the
                                               ------------
Company's knowledge, the Company has no liability or obligation (whether accrued, absolute, contingent or otherwise) other than (a) liabilities and obligations reflected on the unaudited balance sheet of the Company as of December 31, 1998 contained in the Financial Statements (the "Unaudited Balance Sheet"), and (b) liabilities or obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                3.9.  Proxy Statement; Offer Documents. The Proxy Statement
                      --------------------------------
described in Section 5.3, including any amendments or supplements thereto, shall not, at the time filed with the SEC, as of the date mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Neither the Schedule 14D-9 (as defined in Section 7.8), nor any of the information supplied by the Company for inclusion in the Offer Documents (as defined in Section 7.7), shall, at the respective times such Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Purchaser specifically for use in the Proxy Statement or the Schedule 14D-9. The Proxy Statement and the Schedule 14D-9 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          3.10.  Absence of Litigation. Except as set forth on Schedule 3.10
                 ---------------------                         -------------
hereto, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any director or officer of the Company or any property or asset of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.10 hereto, neither the Company nor any of its properties or
         -------------
assets is subject to any order, writ, judgment, injunction, decree, determination or award that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

          3.11.  Absence of Certain Changes or Events. Except as disclosed in
                 ------- -- ------- ------- -- ------
the Company's Annual Report on Form 10-K for the fiscal year ending September 30, 1998, the Quarterly Report on Form 10-Q for the period ending December 31, 1998 or in Schedule 3.11, or as specifically contemplated by this Agreement,
           -------------
since September 30, 1998 there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had or could reasonably be expected to have a Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; (iv) except for normal increases in the ordinary course of business and except for the execution of amended and restated employment agreements entered into with certain executive officers (copies of which have been provided to Purchaser), any increases by the Company in the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer or director, grants by the Company of any severance or termination pay, execution by the Company of any contract to make or grant any severance or termination pay, or payments by the Company of any bonus, in each case with respect to any such executive officer or director, other than pursuant to preexisting agreements or arrangements; or (v) entry into any commitment or transaction material to the Company (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

          3.12.  Compliance with Laws; Permits. The Company has at all times
                 -----------------------------
complied, and it currently in compliance, with all applicable statutes, rules, regulations and orders of the United States or any state in which the Company is engaged in business and has obtained all required licenses, permits and other approvals of any governmental authority, except where a failure to comply or obtain such approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.13.  Material Contracts. Each of the contracts required to be filed
                 ------------------
as contracts as exhibits to the SEC Reports (the "Material Contracts") (including all amendments, modifications and waivers) (a) except for the Executive Employment Agreements, has been filed with the SEC, (b) has been duly authorized, executed and delivered by the parties thereto, (c) remains in full force and effect to the extent of its terms without any amendment, modification or waiver not reflected in the Material Contracts, (d) is binding on the parties thereto in accordance with and to the extent of its terms and applicable laws, and (e) is not subject to, and the Company has not received any written notice threatening or declaring, termination as a result of any alleged uncured breach or default. The Company has performed all material obligations required to be performed by it to date under each Material Contract, and the Company is not in material breach or default under any Material Contract. To the Company's knowledge, without a specific review having been conducted by the Company, no other party to any Material Contract is in material breach or default thereunder or in material violation thereof, and no condition exists that with notice or lapse of time or both would constitute a material violation thereof or a material default thereunder.

          3.14.  Intellectual Property Rights.
                 ----------------------------

                 3.14.1. The Company owns or has licenses to use registered copyrights, copyright registration and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, Internet domain names and other intellectual property rights (collectively, "Intellectual Property Rights") which are sufficient to carry on the business of the Company as presently conducted, except where a failure to own or license Intellectual Property Rights could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                3.14.2. To the Company's knowledge, the operation of the business of the Company does not, and except as identified on Schedule 3.14, the
                                                              -------------
Company has not received any notice from any person claiming that the business of the Company does infringe or misappropriate the Intellectual Property Rights of any person, violate any export control law or regulation, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under any applicable laws.

                3.14.3.  Except as set forth on Schedule 3.14, to the
                                                -------------
knowledge of the Company, no person is infringing or misappropriating any Intellectual Property Rights owned or licensed by the Company or engaging in other conduct that may diminish or undermine such Intellectual Property Rights, such as the disclosure of Company confidential information, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                3.14.4. The Company has taken all reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company subject to a duty of confidentiality. Without limiting the foregoing, the Company has, and enforces, a policy requiring each of its executive officers and research and development personnel to execute proprietary information, confidentiality and invention and copyright assignment agreements, and all such individuals have executed such an agreement.

          3.15.  Certain Matters Regarding Employees. To the best knowledge of
                 -----------------------------------
the Company, no officer or key employee of the Company is subject to any contract, agreement, undertaking, commitment or instrument (including any no hire or non-competition agreements) which would impair his or her ability to perform the services on behalf of Company contemplated to be performed by such officers or key employee.

          3.16.  Tax Matters.
                 -----------

                 3.16.1. The Company (i) has timely filed all material Tax Returns required to be filed by it as of the date hereof, (ii) has used its commercially reasonable efforts to maintain all required records with respect to any liability for Taxes for taxable years with respect to which the statute of limitations has not yet expired, regardless of whether such liability has been previously assessed in whole or in part or is assessed in whole or in part after the date of this Agreement, and (iii) has timely paid, or has made appropriate provision on its balance sheet (in accordance with GAAP) for, all Taxes due or claimed to be due from it by any Governmental Body with respect to any liability for Taxes except where such failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. All Tax Returns described in clause (i) are true, correct and complete in all material respects. With respect to periods commencing on or after September 30, 1996, the Company has not incurred any liability for Taxes which could reasonably be expected to have a Material Adverse Effect other than (i) as set forth on
Schedule 3.16, (ii) as reflected on the audited balance sheet of the Company as
-------------
of September 30, 1998 contained in the Financial Statements (the "Audited Balance Sheet") or the Unaudited Balance Sheet, or (iii) federal and state income taxes payable on the Company's income after December 31, 1998. There are no material Liens with respect to Taxes upon any of the Company's properties or assets, except for current Taxes not yet due.

                3.16.2. Except as set forth in Schedule 3.16, to the Company's knowledge, none of the Tax Returns of the Company have been or is currently being audited or examined by the Internal Revenue Service (the "IRS"). Except to the extent reserved for in the Audited Balance Sheet, no material issue of which the Company has received notice has been raised by a Governmental Body in any audit or examination which reasonably could be expected to result in a proposed deficiency, penalty or interest for any other period, which could reasonably be expected to have a Material Adverse Effect on the Company.

                3.16.3. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company.

                3.16.4. The Company is not involved in or subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal, state, local or foreign income tax purposes.

                3.16.5. All material elections with respect to Taxes affecting the Company as of the date hereof are set forth in Schedule 3.16. No consent to
                                                   -------------
the application of section 341(f)(2) of the Code (as defined below) has been filed with respect to any property or assets held, acquired, or to be acquired by the Company.

                3.16.6. There are no tax sharing agreements or similar arrangements with respect to or involving the Company.

                3.16.7. The Company was not included and is not includible in any consolidated or unitary Tax Return with any corporation other than such a return of which the Company is the common parent corporation.

                3.16.8. The Company has not agreed to and is not required to make any material adjustment under section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                3.16.9.   "Tax" or "Taxes", as the context may require, include:
(i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body responsible for the imposition of any such Tax; or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg.
(S) 1.1502-6 or comparable provisions of any Governmental Body in respect of a consolidated or combined return.

                3.16.10. "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

          3.17.  Title to Properties; Liens and Encumbrances. The Company has
                 -------------------------------------------
good and marketable title to all of its material owned properties and assets and such properties and assets are not subject to any Liens, except for (a) Liens under the line of credit between the Company and Imperial Bank, (b) immaterial Liens which arise in the ordinary course of business (including without limitation Liens from current taxes not yet due and payable), and (c) Liens which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or its material properties. All material leases, subleases, conditional sale contracts and other agreements pursuant to which the Company leases or otherwise uses real or personal property (collectively, "Leases") are in good standing and are valid and effective in accordance with their respective terms. The Company has performed its obligations in all material respects to date under all such Leases.

          3.18.  Employee Benefit Plans.  Except as listed in Schedule 3.18
                 ----------------------                       -------------
or as described in the SEC Reports or as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company does not maintain, sponsor, or contribute to any program or arrangement that is an "employee welfare benefit plan," as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any similar employment, severance or other arrangement or policy of the Company (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, fringe benefits or for deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits (a "Plan"). Neither the Company nor or any member of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate") maintains or is obligated to contribute to, or has ever maintained or been obligated to contribute to, any "pension plan" within the meaning of Section 3(2) of ERISA, or any "multiemployer plan" within the meaning of Section 3(37) of ERISA (a "Pension Plan"). Each Plan which is subject to ERISA is in substantial compliance with ERISA. None of the Plans provides or provided post-retirement medical or health benefits. None of the Plans is or was a "welfare benefit fund," as defined in
Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code. The Company is not and never has been a party to any collective bargaining agreement. Except as disclosed in the SEC Reports, the Company has not announced or otherwise made any commitment to create or amend any Plan, and neither the Company nor any ERISA Affiliate has announced or otherwise made any commitment to create or begin contributing to any Pension Plan. All contributions required to be made under the terms of each Plan have been timely made. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in
Section 4980D(a) of the Code, has complied in all material respects. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements. Except as provided in Section 5.4(e), the execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of the Company to any Plan, or any present or former employee of the Company, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents, or (iii) except as otherwise expressly contemplated by this Agreement, accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, stockholder, contractor, or consultant of the Company.

          3.19.  Year 2000 Compliance. The Company has completed its assessment
                 --------------------
of all current versions (including products and services currently operating or under development) of its information technology systems (including systems utilized in the operation of its Internet sites) and believes they are year 2000 compliant. The Company has made appropriate inquiries of its key vendors and suppliers and has been assured that such persons have also taken appropriate actions to assure that there shall be no material adverse change to its business and electronic systems related to year 2000 issues. Based upon the information provided to the Company and its own internal assessment, the Company does not believe that its year 2000 issues will have a Material Adverse Effect on the Company.

          3.20.  Fairness Opinion. The Company has received the opinion of
                 ----------------
Broadview International LLC (the "Company Financial Advisor") that the transactions contemplated hereby, including the issuance of the Class A Preferred Stock [and the acquisition by Purchaser of shares of Common Stock pursuant to the Offer,] are fair to the Company's stockholders from a financial point of view.

          3.21.  Finders' Fees. There is no investment banker, broker, finder or
                 -------------
other intermediary that has been retained by or is authorized to act on behalf of Company who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents other than the Company Financial Advisor.

      4.  Representations and Warranties of Purchaser. Purchaser hereby
          -------------------------------------------
represents and warrants to the Company as follows:

          4.1.  Organization and Qualification.  Purchaser is a corporation duly
                ------------------------------
organized, validly existing and in good standing under the laws of the State of Washington. Purchaser has all requisite corporate power and authority to conduct its business as currently conducted and to enter into and to carry out and perform its obligations under the Transaction Documents.

          4.2.  Due Execution, Delivery and Performance of the Agreement. The
                --------------------------------------------------------
execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and when executed and delivered at the First Closing or the Second Closing (as the case may be) the other Transaction Documents will be, duly executed and delivered by Purchaser and constitutes, or when executed and delivered at the First Closing or the Second Closing (as the case may be) will constitute, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

          4.3.  Evaluation; Purchase for Investment, Illiquid Investment.
                -----------------------------------
Purchaser has been furnished any and all materials relating to the Company and its Affiliates (as defined below) and the offering of the Shares that Purchaser has requested and Purchaser has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information. Purchaser is a sophisticated investor capable of evaluating the merits and risks of the purchase of the Shares. Purchaser is purchasing the Shares for its own account as principal, for investment and not with a view to the resale or distribution of all or any part thereof. Purchaser recognizes that the Shares being purchased pursuant to this Agreement have not been registered under applicable Federal or State securities laws, and that such Shares are being offered and sold in reliance upon the exemptions from registration provided in the Securities Act and applicable exemptions under State securities laws. Purchaser is an accredited investor (as that term is defined in Regulation D under the Securities Act) and has the economic ability to maintain its investment in such Shares for an indefinite period of time. For purposes of this Agreement, "Affiliate" shall have the meaning set forth in Rule 501(d) under the Securities Act.

          4.4.  Proxy Statement; Offer Documents. All information included in
                --------------------------------
the Proxy Statement (as defined in Section 5.3) furnished by Purchaser will not, at the date of mailing of the Proxy Statement to the stockholders of the Company, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which made, not misleading. Neither the Offer Documents (as defined in Section 7.7)nor any of the information supplied by Purchaser for inclusion in the Schedule 14D-9 shall, at the respective times such Offer Documents and Schedule 14D-9 are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in the Offer Documents. The Schedule 14D-1 will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          4.5.  Finders' Fees. Except for NationsBanc Montgomery Securities LLC,
                -------------
there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents.

          4.6.  Financial Condition. As of the date hereof, Purchaser has
                -------------------
sufficient resources to fulfill its financial obligations under this Agreement and the transactions contemplated hereby.

          4.7.  Cable Subscribers. As of the date hereof, Purchaser controls,
                -----------------
directly or indirectly, cable television companies which have an aggregate number of subscribers of not less than 2,000,000.

          4.8.  Ownership. As of the date hereof, Purchaser and its Affiliates
                ---------
are the record and beneficial owner of not more than 40,000 shares of Common Stock in the aggregate.

          4.9.  Interested Stockholder. In each case within the meaning of
                ----------------------
Section 203 of the Delaware General Corporation Law:

                    (a) at no time since immediately prior to the time the Company's Board of Directors approved the transactions contemplated by this Agreement through the time of the signing hereof, has Purchaser or any "affiliate" or "associate" of Purchaser "owned" fifteen percent (15%) or more of the Company's "voting stock"; and

                    (b) there are no facts known to Purchaser or any "affiliate" or "associate" of Purchaser, that have not been disclosed to the Company that relate to whether Purchaser or any "affiliate" or "associate" of Purchaser, directly or indirectly, through one or more intermediaries, "controls" or "controlled" or is or was "controlled by" or is or was "under common control with" the Company.

          4.10.  Acquiring Person. At no time since immediately prior to the
                 ----------------
time the Company's Board of Directors approved the transactions contemplated by this Agreement through the time of the signing hereof, has Purchaser or any group of which Purchaser is a part become an "acquiring person" under Section 23B.19 of the Washington Business Corporation Act.

     5.  Covenants of the Company.  The Company hereby covenants and agrees with
         ------------------------
Purchaser as follows:

          5.1.  Access.  At all times through the Second Closing, the Company
                ------
will permit Purchaser and its authorized representatives, at reasonable times during ordinary business hours and upon reasonable advance notice, access to all of the books, records, personnel and properties of the Company and its subsidiaries for the purpose of verifying the accuracy of the Company's representations and warranties contained herein and the satisfaction of Purchaser's conditions to the Second Closing and the Offer contained in Section
8.1 and Annex A, respectively.

          5.2.  Stockholders Meeting.  The Company shall cause a meeting of its
                --------------------
stockholders to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of the issuance and sale to Purchaser of the Second Issuance Shares and the acquisition of Common Stock pursuant to the Management Agreements and the election of directors pursuant to this Agreement ( the "Stockholders Meeting"). The proxy materials relating to such meeting shall
(i) contain the recommendation of the Board that the stockholders approve the issuance and sale to Purchaser of the Second Issuance Shares pursuant to this Agreement and Purchaser's acquisition of Common Stock pursuant to the Management Agreement (collectively, the "Purchaser Acquisitions"), and (ii) state that the Company is neutral with respect to or recommends the Offer.

          5.3.  Proxy Statement. As promptly as practicable after the date of
                ---------------
this Agreement, the Company shall prepare and cause to be filed with the SEC a Proxy Statement in connection with the transactions contemplated hereby (the "Proxy Statement"), and the Company shall respond promptly to any comments of the SEC or its staff with respect thereto. The Company will afford Purchaser a reasonable opportunity to review and comment on the proposed form of Proxy Statement prior to its filing with the SEC. Purchaser shall promptly furnish to the Company all information concerning Purchaser and its stockholders as may be required or reasonably requested in connection with any action contemplated by this Section 5.3. The Company shall (a) notify Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and (b) supply Purchaser with copies of all correspondence with the SEC or its staff with respect to the Proxy Statement. Whenever any event occurs that should be set forth in an amendment or supplement to the Proxy Statement, Purchaser or the Company, as the case may be, shall promptly inform the other of such occurrence and shall cooperate in filing with the SEC or its staff, and, if appropriate, mailing to stockholders of the Company, such amendment or supplement.

          5.4.  Conduct of Business. From the date hereof through the Second
                -------------------
Closing, the Company shall and shall cause each of its subsidiaries to, as contemplated by this Agreement, or as consented to by Purchaser in writing, operate its businesses in the ordinary course of business and in accordance with past practice and not take any action inconsistent with this Agreement or with the consummation of the Second Closing. Without limiting the generality of the foregoing, the Company shall not and shall cause each of its subsidiaries not to, except as specifically contemplated by this Agreement or as consented to by Purchaser in writing :

                        (a) change or amend the Certificate of Incorporation or By-Laws of the Company;

                        (b) enter into, extend, materially modify, terminate or renew any Material Contract, except in the ordinary course of business;

                        (c) sell, assign, transfer, convey, lease, mortgage, pledge dispose of or encumber any assets, or any interests therein, except in the ordinary course of business;

                        (d) make new commitments for capital expenditures in excess of $2,000,000 in any one quarter;

                        (e) take any action with respect to the grant of any bonus, severance or termination pay or with respect to any increase of benefits payable (including the grant of stock options) under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or benefits of any executive officer except in the ordinary course of business consistent with past practice or pay any benefit not required by any existing employee benefit plan or policy (except that the Company shall not be permitted to grant stock options or accelerate the vesting of stock options except as permitted by the following proviso); provided, however, that the Company shall be permitted (i) to accelerate, effective on the Second Closing, the vesting of up to 35% of the unvested portion (determined as of the Second Closing) of the shares issuable upon exercise of all outstanding options; provided that (a) the Company accelerates the vesting of the options that would otherwise vest closest in time to the date of the Second Closing and (b) the Company receives written waivers prior to any such acceleration from any officer or employee (including the Company's Chief Executive Officer, President and Chief Operating Officer) of any right they may have under any agreement or arrangement with the Company which would otherwise require that, as a result of such acceleration, a greater percentage of their unvested options be accelerated than the percentage of options that the Company proposes to accelerate for other employees generally, (ii) grant options to bona fide new employees hired after the date hereof (provided that the Company shall consult with Purchaser regarding the hiring or appointment of any executive officer of the Company who would have the title of Vice President or higher) in the ordinary course of business, but in no event covering more than the number of shares of Common Stock set forth in Schedule 5.3(e) hereto for the position of such new employee,
               --------------
      (iii) grant options covering up to 5,000 shares of Common Stock to an employee as part of his or her normal review, (iv) adopt the 1999 Employee Stock Purchase Plan as described in the Proxy Statement for the annual meeting of Stockholders dated February 22, 1999, (v) to pay to and hold harmless its officers, on an after-tax basis, for any excise taxes (including any "gross-up" payments) in an aggregate amount not to exceed $3,000,000 incurred by them in connection with the acceleration of options under (i) above (which amount the Company represents is based on the stock price of the Company's Common Stock as of March 12, 1999, and which amount the parties understand may increase due to increases in the Common Stock price), so long as such payments are not made prior to the time such tax payments are actually due; and (vi) the Company will be permitted to enter into severance agreements with certain key employees (not to exceed 10 persons) providing for six months severance and the acceleration of all options currently held by such a key employee in the event of a termination of such key employee's employment by the Company "without cause" or by the employee for "good reason" (as such terms are defined in the Company's currently existing employment agreements with its executive officers);

                        (f) make any change in the key management structure, including, without limitation, the hiring of additional executive officers or the termination of existing executive officers;

                        (g) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof; provided, however, that the Company shall be permitted to consummate any such transaction involving the payment by the Company of cash or the issuance by the Company of shares of Common Stock with an aggregate value per transaction not to exceed $10,000,000 and on an aggregate basis not to exceed $100,000,000;

                        (h) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than a split of the Common Stock or a dividend payable in shares of Common Stock pro rata to all holders of the Common Stock;

                        (i) fail to comply in all material respects with all legal requirements applicable to it, its assets and its business;

                        (j) intentionally do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect;

                        (k) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock, other than the following: (i) issuance of shares in connection with the consummation of a Superior Proposal (as defined in Section 5.5.2) or in connection with stock issuances permitted under Section 5.4(g) (subject to the provisions of Section 5.6), (ii) issuance of shares by employees, consultants and directors of the Company pursuant to stock options existing as of the date hereof and those permitted to be granted by Section 5.4(e) above, (iii) repurchases of shares from employees or consultants in connection with the termination of their employment or consultancy with the Company, and (iv) the issuance of up to an aggregate of $10,000,000 in value of shares of the Company's capital stock (subject to the provisions of Section 5.6);

                        (l) fail to use its reasonable best efforts to (i) retain its key employees and (ii) maintain existing relationships with material suppliers, customers and others having business dealings with it and (iii) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Second Closing Date; or

                        (m) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 5.4.

          5.5.  No Solicitation.
                ---------------

                5.5.1. Subject to Section 5.5.3 the Company shall not, and the Company shall cause its Affiliates and the respective officers, directors, employees, investment bankers, attorneys, accountants and other representatives and agents (collectively, "Representatives") of the Company and its Affiliates not to, directly or indirectly, initiate, solicit, encourage or participate in negotiations or discussions relating to, or provide any information to any person concerning, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Transaction Proposal (as defined below), or any inquiry with respect thereto, or agree to approve or recommend any Transaction Proposal. The Company shall, and shall cause its Affiliates and the respective Representatives of the Company and its Affiliates to, immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any parties conducted heretofore with respect to any of the foregoing.

                5.5.2. For purposes of this Agreement, "Transaction Proposal" shall mean any proposal (other than any proposal by Purchaser or its Affiliates) regarding (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving the Company or a subsidiary of the Company (other than a merger involving a newly-formed subsidiary of the Company in order to effect an acquisition permitted under Section 5.4(g)); (ii) any sale, lease, exchange, transfer or other disposition of more than twenty percent (20%) of the assets of the Company or any subsidiary of the Company; (iii) any acquisition of a substantial equity interest in the Company or any equity interest in any of its subsidiaries (with "substantial equity interest" meaning (a) in the case of an institutional investor acquiring such interest for investment purposes only, equity interests representing at least 20% of the Company's outstanding capital stock (by voting power or otherwise) prior to such investment and (b) in any other case, at least 10% of the Company's outstanding capital stock (by voting power or otherwise) prior to such investment); (iv) any offer to purchase (whether from the Company or otherwise), tender offer, exchange offer or similar transaction involving the capital stock of the Company or any subsidiary of the Company; and (v) a liquidation or dissolution of the Company.

                5.5.3. Notwithstanding anything to the contrary contained in this Section 5.5 or elsewhere in this Agreement, the Company may, in response to an unsolicited bona fide Transaction Proposal from an unaffiliated third party, participate in discussions or negotiations with or furnish information to the third party making such Transaction Proposal, if all of the following events have occurred: (a) such third party has made a written proposal to the Board of Directors of the Company to consummate a Transaction Proposal which proposal identifies a price to be paid for the capital stock or assets of the Company that the Board has determined, after consultation with the investment bankers for the Company, if such transaction is consummated, would be financially more favorable than the Offer (assuming for these purposes that the Offer is for 5,000,000 shares of Common Stock) to the stockholders of the Company (a "Superior Proposal"); (b) the Board has determined, after consultation with the Company's investment bankers, that such third party is financially capable of consummating such Superior Proposal and that such Superior Proposal is at least as likely to be consummated, and is not subject to materially greater conditions, than the transactions contemplated by this Agreement; (c) the Board shall have determined, after consultation with its outside legal counsel, that the failure to participate in discussions or negotiations with or furnish information to such third party would result in a substantial risk of liability for a breach of the fiduciary duties of the members of such Board under applicable Delaware law; and (d) Purchaser shall have been notified in writing of such Transaction Proposal, including its principal financial and other material terms and conditions, including the identity of the person and its Affiliates (if relevant) making such Transaction Proposal.

     Notwithstanding the foregoing, the Company shall not provide any non-public information to such third party unless (a) it has prior to the date thereof provided such information to Purchaser or its Representatives, and (b) it has provided such non-public information pursuant to a non-disclosure agreement with terms which are at least as restrictive as the nondisclosure agreement heretofore entered into between the Company and Purchaser. In addition to the foregoing, the Company shall not accept or enter into any agreement concerning a Superior Proposal nor issue any securities or agree to pay a termination or break-up fee in connection with a Superior Proposal for a period of not less than 36 hours after Purchaser's receipt of the notification in clause (d) of the preceding paragraph, and the Company will afford Purchaser an opportunity to discuss with the Company what, if any, response Purchaser may desire to make with to such Transaction Proposal. Upon the occurrence of all of the events in the preceding paragraph and this paragraph, the Company shall be entitled to (1) change its recommendations concerning the Purchaser Acquisitions, (2) accept such Superior Proposal, and (3) enter into an agreement with such third party concerning a Superior Proposal provided that the Company shall immediately make payment in full to Purchaser of the cash fee provided for in Section 10.2. Company will promptly communicate to Purchaser the principal terms of any proposal or inquiry, including the identity of the person and its Affiliates making the same, that it may receive in respect of any such Transaction Proposal, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it regarding a Transaction Proposal.

                        5.5.4. Notwithstanding anything to the contrary contained in this Section 5.4.3 or elsewhere in the Agreement, at any time after the date hereof, the Company may file with the Commission a Current Report on Form 8-K with respect to this Agreement and may file a copy of this Agreement and any related agreement as an exhibit to such Report.

                5.6.  Additional Issuances.
                      --------------------

                        5.6.1. At any time after the date hereof, so long as Purchaser (together with its Affiliates) holds of record or beneficially owns at least fifteen percent (15%) of the outstanding Common Stock of the Company (measured as of the date of this Agreement if the Additional Issuance is prior to the Second Closing and measured as of the date of the Additional Issuance if occurring after the Second Closing) (the "Minimum Percentage") (assuming conversion into Common Stock, at the conversion rate then in effect, of all shares of Series A Preferred Stock held of record or beneficially owned by Purchaser and its Affiliates), in the event the Company shall issue (an "Additional Issuance") any capital stock, including securities of any type that are, or may become, convertible into or exercisable or exchangeable for capital stock of the Company (the "Additional Securities"), Purchaser shall have the right to subscribe for and to purchase that number of Additional Securities such that Purchaser holds the same percentage of the Company's outstanding capital stock immediately prior to and immediately following the Additional Issuance (the "Pro Rata Share"); provided, however, that this Section 5.6 shall not apply
                        --------  -------
to shares issued:

                        (a) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase, Company Option Plans, Assumed Option Plans or other option plans or arrangements approved by the Board;

                        (b) pursuant to any options, warrants, conversion rights or other rights or agreements outstanding as of the date of this Agreement or pursuant to the conversion of the shares of Series A Preferred Stock contemplated to be issued pursuant to this Agreement;

                        (c) in connection with any stock split, stock dividend or recapitalization by the Company;

                        (d) pursuant to a Superior Proposal if this Agreement is terminated in connection therewith;

                        (e) in any Additional Issuance that reduces the Purchaser's equity percentage by less than 10% of its holdings, so long as at the time of an Additional Issuance which either solely or considered together with prior Additional Issuances that reduced the Purchaser's equity percentage by less than 10% is an

     Additional Issuance of greater than 10%, the Purchaser has the right to purchase common stock in order to retain the percentage ownership it had at the time of the first Additional Issuance which did not exceed 10%; or

                        (f) pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution, not to exceed 100,000 shares of Common Stock in the aggregate;

provided further, Purchaser's rights under this Section 5.6 shall
-------- -------
terminate if the Second Closing is not consummated.

                5.6.2. If the Company proposes an Additional Issuance, the Company shall, at least five (5) business days prior to the proposed closing date of such issuance, give written notice to Purchaser and offer to sell to Purchaser its Pro Rata Share of the Additional Securities at the lowest price per share, and otherwise on the same terms and conditions (or, if the nature of the transaction involves an exchange of assets or securities which cannot be delivered by Purchaser, then for cash on the same economic terms), offered to other investors. Such notice shall describe the type of Additional Securities which the Company is offering to Purchaser, the price of the Additional Securities and the general terms upon which the Company will issue same. Purchaser shall have five (5) business days from the date of mailing of any such notice to agree to purchase its Pro Rata Share of such Additional Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of Additional Securities to be purchased. Sale and issuance of the Additional Securities which Purchaser has elected to purchase shall be effected concurrently with the closing of the issuance of securities which gave rise to Purchaser's right to buy such securities, but only after compliance with all governmental regulations, including but not limited to the expiration or early termination of the applicable waiting periods under the HSR Act, if applicable.

                5.6.3. In the event that, at any time, the percentage of the outstanding Common Stock held of record or beneficially owned by Purchaser and its affiliates (assuming conversion into Common Stock, at the conversion rate then in effect, of all shares of Series A Preferred Stock held of record or beneficially owned by Purchaser and its affiliates) shall be decreased as a result of (i) any transfer by Purchaser or any of its affiliates to one or more transferees that are not affiliates of Purchaser of any Shares or other securities held of record or beneficially owned by Purchaser or its affiliates, or (ii) Purchaser's not purchasing the full amount of Additional Securities offered for purchase pursuant to this Section 5.6, a new percentage ownership level shall be established based on the percentage ownership of Purchaser and its affiliates in effect immediately following such transfer or Additional Issuance (the "Reduced Percentage Ownership"), and thereafter the Company shall be required to offer to Purchaser only such number of Additional Securities pursuant to this Section 5.6 as would permit Purchaser to maintain the Reduced Percentage Ownership.

           5.7.  Tag Along. From and after the Second Closing, Purchaser shall
                 ---------
not consummate a Tag-Along Sale (as defined below) unless, in connection therewith, the buying parties in such Tag-Along Sale shall have agreed to make, as soon as practicable after the closing of the Tag-Along Sale, an offer to purchase from each other stockholder of the Company (by merger, tender offer or otherwise) an Equivalent Percentage (as defined below) of the shares of Common Stock held by such other stockholder (including, in the case of Company employees, shares of Common Stock purchasable upon exercise of vested employee stock options), on terms no less favorable than those received by Purchaser in the Tag-Along Sale. "Tag-Along Sale" shall mean a sale for cash by Purchaser, in a privately negotiated transaction (other than to an Affiliate of Purchaser (with a person or entity to be deemed to be an Affiliate of Purchaser for purposes of this Section 5.7, Section 7.9 and Section
12.4 only if the control relationship involves direct or indirect ownership of at least a majority of the outstanding voting interests of the applicable entity, it being understood that any entity that is majority owned (directly or indirectly) by a person or entity that directly or indirectly owns a majority of the outstanding voting interests of Purchaser shall be an Affiliate of Purchaser for these purposes)), in which (a) Purchaser's sale price per share of Common Stock (assuming conversion into Common Stock of any Series A Preferred Stock included in the Tag-Along Sale) exceeds the average closing trading price of the Common Stock for the ten consecutive trading days prior to the date of announcement of the proposed Tag-Along Sale, and (b) the number of shares of Common Stock sold by Purchaser (assuming conversion into Common Stock of any Series A Preferred Stock included in the Tag-Along Sale) represents greater than twenty-five percent (25%) of the sum of (i) the total number of shares of Common Stock acquired by Purchaser pursuant to the Management Agreements and the Offer and (ii) the total number of shares of Common Stock underlying the shares of Series A Preferred Stock that is purchased by Purchaser in the First Closing and the Second Closing. "Equivalent Percentage" shall mean the percentage the number of shares of Common Stock sold by Purchaser in the Tag-Along Sale bears to Purchaser's total holdings of Common Stock immediately prior to such sale (assuming conversion into Common Stock, prior to the Tag-Along Sale, of the Series A Preferred Stock).

     6.  Covenants of Purchaser.  Purchaser hereby covenants and agrees with the
         ----------------------
Company as follows:

         6.1.  Transfer Restrictions.  Purchaser agrees that it will not sell or
               ---------------------
otherwise transfer any Shares unless such sale or transfer is made under an effective Securities Act registration statement or pursuant to an available exemption from the registration requirements of the Securities Act and Purchaser shall have delivered to the Company an opinion of securities counsel to Purchaser, in form and substance reasonably satisfactory to the Company, to the forgoing effect. Each certificate representing any Shares shall contain a legend to the following effect:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS MADE UNDER AN EFFECTIVE SECURITIES ACT REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     Notwithstanding the foregoing, certificates issued after the date hereof and representing Shares shall not contain the foregoing legend to the extent that Purchaser shall have delivered to the Company an opinion of securities counsel to Purchaser, in form and substance reasonably satisfactory to the Company, to the effect that the statements made in such legend are no longer relevant.

          6.2. Distribution Arrangement. The Company and Purchaser acknowledge
               ------------------------
that an important consideration for the Company entering into this Agreement is the fact that the Purchaser, through its affiliated entities Marcus Cable and Charter Communications (the "Cable Companies"), operates cable systems that serve over 2 million cable subscribers and that such Cable Companies will provide an opportunity for the Company to establish a distribution or other relationship with them. Accordingly, after the consummation of the transactions contemplated by this Agreement, the Company shall promptly commence negotiations with the Cable Companies, and Purchaser shall cause the Cable Companies to commence such negotiations, with respect to the establishment of a distribution or other relationship to offer the Company's content to their subscribers. The parties will negotiate in good faith and use reasonable efforts to establish such distribution or other relationship, but neither Purchaser nor the Cable Companies, on the one hand, or the Company, on the other hand, shall have any legal obligation to the other if such a relationship is not established.

     7.  Additional Covenants of the Parties.
         -----------------------------------

         7.1.  Conditions to the Second Closing. The Company and Purchaser agree
               --------------------------------
to use their respective best efforts to ensure that the conditions set forth in
Section 8 are satisfied, insofar as such matters are within their respective control.

         7.2.  Board Composition.
               -----------------

               7.2.1. Immediately upon expiration or early termination of the waiting period under the HSR Act applicable to the transactions contemplated hereby, Purchaser shall be entitled to designate two (2) directors to serve on the Board of Directors of the Company. The Company shall, as soon as practicable after such time, take all action necessary to cause such individuals to be appointed to the Board and to have at least one such individual on each committee of the Board, including either increasing the size of the Board or securing the resignations of incumbent directors or both.

               7.2.2. In connection with the Stockholders Meeting, the Company shall (i) set the size of its Board at five directors and (ii) nominate for election at the Stockholders Meeting a slate of director candidates reasonably acceptable to Purchaser, which shall include three candidates designated by Purchaser ("Purchaser Designees"), the existing Chief Executive Officer (the "Management Designee") and one candidate selected by the Purchaser and the Company who shall not be an Affiliate or employee of either the Purchaser or the Company and shall otherwise constitute an "independent director" under the rules of the The Nasdaq Stock Market (the "Outside Designee"), and the Company shall, at such time, promptly take all action necessary to cause the Purchaser Designees, the Management Designee and the Outside Designee to be so elected, including either increasing the size of the Board or securing the resignations of incumbent directors or both.

To the extent that Purchaser is otherwise permitted to vote in the election of directors at the Stockholders Meeting, Purchaser agrees to vote any shares of the Series A Preferred Stock or Common Stock it owns in favor of the election of the Outside Designee and the Management Designee at the Stockholders Meeting. To the extent that the Purchaser Designees and the Management Designee are elected as directors, the Company will use its reasonable best efforts to cause the number of Purchaser Designees and Management Designee, respectively, to constitute the same percentage as they represent on the Board of each committee of the Board. Nothing in this Section 7.2.2 shall be deemed to constitute an admission that any of the Purchaser Designees are not "independent directors" for purposes of the rules of The Nasdaq Stock Market. In connection with the Stockholders Meeting, Purchaser agrees to vote all shares of the Series A Preferred Stock and Common Stock owned by it in favor of the Purchaser Acquisitions.

               7.2.3. If the Company terminates the Second Issuance Agreements pursuant to Section 9.1.4, then to the extent that three Purchaser Designees have been elected to the Company's Board of Directors at the Stockholders Meeting, then Purchaser agrees to cause such number of Purchaser Designees to resign from the Company's Board of Directors so as to reflect a reallocation of board seats (based on a five-person Board of Directors) proportionate to Purchaser's economic interest in the Company, rounded down to the nearest whole number of directors; provided however, that in no event shall Purchaser have
                     ----------------
fewer than two Purchaser Designees on the Company's Board of the Directors following such reallocation.

               7.2.4. At each annual or other meeting after the Stockholders Meeting at which the election of directors is considered, so long as Purchaser owns not less than one-half of the aggregate shares of Common Stock (including those issuable upon conversion of the Series A Preferred Stock) purchased in the Offer and in the First Closing, the Board of Directors of the Company, subject to its fiduciary duties, shall continue to nominate at least two representatives of Purchaser for election to the Board. Purchaser agrees that, so long as the current Management Designee is the Chief Executive Officer, Purchaser will vote its shares in favor of such person's election at each annual or other meeting after the Stockholders Meeting at which the election of directors is considered.

               7.3.  Transaction Documents. At the Second Closing, each party
                     ---------------------
shall, and shall cause each of its Affiliates to, execute and deliver to the other party the Transaction Documents that are to be delivered at the Second Closing.

               7.4.  Regulatory Approval. The Company and Purchaser shall use
                     -------------------
commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any federal, state, local, municipal, foreign or other governmental body ("Governmental Body") with respect to the transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Purchaser shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the transactions contemplated by this Agreement. The Company and Purchaser shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Purchaser shall (A) give the other party prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation ("Legal Proceeding") by or before any Governmental Body with respect to the transactions contemplated by this Agreement, (B) keep the other party informed as to the status of any such Legal Proceeding, and (C) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the transactions contemplated by this Agreement.

               7.5.  Amendment of Certificate of Incorporation or By-Laws. The
                     ----------------------------------------------------
Company shall take all steps reasonably necessary to amend the Certificate of Incorporation and By-Laws to implement the rights and obligations of the parties contained herein to the extent necessary or appropriate under Delaware law.

               7.6.  Disclosure; Public Announcements. At all times at or before
                     --------------------------------
the Second Closing, no party hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other party hereto, which consent shall not be unreasonably withheld. If either party hereto is unable to obtain, after reasonable effort, the approval of its public report, statement or release from the other party hereto and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Each party hereto will also obtain the prior approval of the other party hereto of any press release to be issued announcing the consummation of the transactions contemplated by this Agreement; provided, however, no such press release shall be issued prior to consummation of the First Closing.

               7.7.  Tender Offer.
                     ------------

                     7.7.1. Within five (5) business days after the date hereof, Purchaser shall commence the Offer to purchase up to 3,596,688 shares of the Company's Common Stock (the "Maximum Tender Number") at $90 per share in cash (the "Offer Price"), subject only to the conditions set forth in Annex A
                                                                      -------
hereto.

                     7.7.2. On the date of commencement of the Offer, Purchaser shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Purchaser and the Company agree to promptly correct any information provided by either of them for use in the Offer Documents which shall have become false or misleading, and Purchaser further agrees to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. Purchaser agrees to provide the Company with a written copy of any comments it or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-1 promptly after receipt of such comments.

                     7.7.3. Purchaser shall not, without the prior written consent of the Company, (i) terminate the Offer other than in accordance with its terms, (ii) extend the Expiration Date to a date later than August 31, 1999, or (iii) amend the Offer, other than as permitted in Annex A; provided, however,
                                                     -------  --------  -------
it is understood that i) Purchaser shall have the right to close the Offer and accept and pay for tendered shares of Common Stock at any time it may be permitted to under applicable law, (ii) Purchaser is not obligated to keep the Offer open until the Stockholders Meeting occurs and (iii) in the event that the Second Issuance Agreements are terminated, Purchaser may elect, in its sole discretion, to continue to conduct the Offer and may increase the Maximum Tender Number to 5,000,000 shares of Common Stock.

                     7.7.4. The Company's obligations hereunder shall not be conditioned on the number of shares tendered to Purchaser. Purchaser shall purchase all shares of Common Stock tendered pursuant to the Offer up to the Maximum Tender Number. Purchaser shall not have any right hereunder to acquire the Second Issuance Shares if Purchaser fails to acquire in contravention of the terms of Annex A all shares of Common Stock tendered pursuant to the Offer up to
         -------
the Maximum Tender Number.

               7.8.  Company Action.
                     --------------

                     7.8.1. The Company shall use its reasonable best efforts to cause the Company Financial Adviser to permit the inclusion of the fairness opinion referred to in Section 3.21 (or a reference thereto) in the Schedule 14D-9 referred to below and the Proxy Statement referred to in Section 5.3 and a reference to such opinion in the Offer Documents. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Board described in Section 5.2.

                     7.8.2.  The Company shall file with the SEC,
contemporaneously with the commencement of the Offer pursuant to Section 7.7, a Solicitation/ Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the statements of the Board described in Section 5.2, and shall promptly mail the
Schedule 14D-9 to the shareholders of the Company. The Schedule 14D-9 and all amendments thereto will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. The Company and Purchaser each agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws.

                     7.8.3. In connection with the Offer, the Company shall promptly furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of shares of Common Stock, each as of a recent date, and shall promptly furnish Purchaser with such additional information (including but not limited to updated lists of shareholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of shares of Common Stock. Subject to the requirements of applicable law, and except for such steps as are appropriate to disseminate the Offer Documents and any other documents necessary to consummate the Preferred Stock Sale, Purchaser and its affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Preferred Stock Sale, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

         7.9.  Advertising. As an inducement to Purchaser to enter into this
               -----------
Agreement, the Company agrees that, Purchaser shall have the right to use up to ten percent of the Company's unsold advertising inventory in existence from time to time. Purchaser shall have such right for a period of five years from the date hereof , provided that, following the first anniversary of the date hereof, Purchaser shall have such right for the balance of such five-year period only so long as Purchaser (together with its Affiliates) holds of record or beneficially owns at least ten percent (10%) of the outstanding Common Stock of the Company (assuming conversion into Common Stock, at the conversion rate then in effect, of all shares of Series A Preferred Stock held of record or beneficially by Purchaser and its Affiliates). The Company and Purchaser shall cooperate in establishing procedures to implement this agreement, including the provision of reasonable advance notice by the Company to Purchaser of the advertising space available. Purchaser agrees to comply with all of the Company's generally-applicable advertising guidelines, as they may be in effect from time to time. The Company agrees that Purchaser may allocate some or all of the advertising space to which it may become entitled to any entity in which it or an Affiliate (as defined in Section 5.7) has at least a five percent voting or economic equity interest, provided that neither Purchaser nor any such entity may commercially resell any of such advertising space. The parties agree that advertising space that the Company trades for goods and services or other promotions in "barter" transactions shall not be deemed to be unsold for purposes of this Section. Notwithstanding any provision to the contrary in this Agreement, this covenant will survive any termination of this Agreement or the Second Issuance Agreements. In no event will Purchaser or any other entity that is permitted to use advertising under this Section 7.9 be entitled to use advertising that the Company reasonably determines conflicts or competes with the Company's products or services or the Company's contractual arrangements with third parties.

     8.  Conditions to the Second Closing.
     --------------------------------

         8.1.  Conditions to Purchaser's Obligations at the Second Closing.
               -----------------------------------------------------------
Purchaser's obligations to purchase the Second Issuance Shares at the Second Closing are subject to the satisfaction (or waiver by Purchaser), at or prior to the Second Closing, of the following conditions:

               8.1.1.  Representations and Warranties True. The representations
                       -----------------------------------
and warranties of the Company set forth in Section 3 hereof shall be true and correct (determined without regard to any materiality qualifiers, including without limitation "Material Adverse Effect," contained in the specific representation or warranty) (i) as of the date hereof and (ii) as of the Second Closing Date as if made on such date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies in the cases of clauses (i) and (ii) that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

               8.1.2.  Performance of Obligations. The Company shall have
                       --------------------------
performed in all material respects all covenants and obligations herein required to be performed or observed by it on or prior to the Second Closing.

               8.1.3.  Consents, Permits, and Waivers. On or prior to the Second
                       ------------------------------
Closing Date, Purchaser and the Company shall have obtained any and all consents, permits and waivers necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Documents (except for such as may be properly obtained subsequent to the Second Closing) unless the failure to obtain such consents, permits or waivers is a result of a breach by Purchaser or would not have a Material Adverse Effect. All waiting periods under the HSR Act shall have expired or terminated.

               8.1.4.  Absence of Restraint. No order to restrain, enjoin or
                       --------------------
otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any court or other governmental authority and not rescinded or overturned. No litigation instituted by any governmental body or other regulatory authority shall be pending to restrain or invalidate any material part of the transactions contemplated by this Agreement.

               8.1.5.  Absence of Material Adverse Change. There shall not have
                       ----------------------------------
occurred after the date hereof any material adverse change in the business, properties, results of operation or financial condition of the Company and its subsidiaries taken as a whole, other than any adverse change following the date of this Agreement that the Company shall have demonstrated is substantially attributable to (i) the transactions contemplated by this Agreement or the announcement of the transactions contemplated by this Agreement or (ii) any material economic downturn in the Internet industry generally or any material national economic downturn.

               8.1.6.  Stockholder Approval. On or prior to the Second Closing
                       --------------------
Date, the Purchaser Acquisitions shall have been approved by the affirmative vote of the holders of a majority of the capital stock of the Company represented and voting on such matters (the "Requisite Vote").

               8.1.7.  Board of Directors. As of the Second Closing, all of the
                       ------------------
Purchaser Designees shall have been duly elected to the Board by a vote of the Company's stockholders and shall constitute a majority of the entire Board.

               8.1.8.  Compliance Certificate. The Company shall have delivered
                       ----------------------
to Purchaser or its counsel a Compliance Certificate, executed by the President and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Sections 8.1.1 through 8.1.7 have been satisfied.

               8.1.9.  Legal Opinion. Purchaser shall have received from
                       -------------
Hutchins, Wheeler & Dittmar an opinion addressed to it, dated as of the Second Closing date, covering the matters set forth in Exhibit D and otherwise in form and substance satisfactory to Purchaser.

               8.1.10.  Management Agreements. Each Management Agreement
                        ---------------------
executed as of the date hereof shall be in full force and effect and no breach shall have occurred on the part of any Management Stockholder under such agreement.

         8.2.  Conditions to Obligations of the Company. The Company's
               ----------------------------------------
obligation to issue and sell the Second Issuance Shares at the Second Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Second Closing, of the following conditions:

               8.2.1.  Representations and Warranties True. The representations
                       -----------------------------------
and warranties of Purchaser set forth in Section 4 hereof shall be true and correct in all material respects (i) as of the date hereof and (ii) as of the Second Closing Date as if made on such date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

               8.2.2.  Performance of Obligations. Purchaser shall have
                       --------------------------
performed in all material respects all covenants and obligations herein required to be performed or observed by it on or prior to the Second Closing.

               8.2.3.  Consents, Permits, and Waivers. On or prior to the Second
                       ------------------------------
Closing Date, Purchaser and the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the other Transaction Documents (except for such as may be properly obtained subsequent to the Second Closing) unless the failure to obtain such consents, permits or waivers is a result of a breach by the Company. All waiting periods under the HSR Act shall have expired or terminated.

               8.2.4.  Absence of Restraint. No order to restrain, enjoin or
                       --------------------
otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any court or other governmental authority.

               8.2.5.  Stockholder Approval. On or prior to the Second Closing
                       --------------------
Date, the issuance and sale to Purchaser of the Second Issuance Shares and the purchase of Common Stock pursuant to the Management Agreements shall have been approved by the Requisite Vote of the Company's stockholders.

               8.2.6.  Tender Offer. The Purchaser shall have made the Offer and
                       ------------
shall not have terminated such Offer except in accordance with its terms, and shall have purchased all shares tendered thereby in accordance with the Offer up to the Maximum Tender Number.

               8.2.7.  Legal Opinion. The Company shall have received from Irell
                       -------------
& Manella LLP an opinion addressed to it, dated as of the Second Closing date, covering the matters set forth in Exhibit E and otherwise in form and substance satisfactory to the Company.

      9.  Termination.
          -----------

          9.1.  Termination.  The obligations of the parties contained herein
                -----------
relating to the sale and purchase of the Second Issuance Shares (including without limitation the agreements contained in Sections 1(b), 2.2, 5.1, 5.2, 5.3, 5.4, 5.5, 7.3, 7.4 (relating to the Second Issuance only, but not to approvals under the HSR Act and other regulatory approvals in connection with the First Issuance, the Offer or the Management Agreements), 7.7 (relating to Purchaser's obligation to conduct the Offer only, but not its right to conduct the Offer) and 7.8 (the "Second Issuance Agreements") may be terminated at any time prior to the Second Closing Date:

                9.1.1.  By mutual agreement of the Company and Purchaser;

                9.1.2.  By either the Company or Purchaser if :

                (a) this Agreement shall not have been consummated by August 31, 1999, unless extended by mutual agreement or unless the failure to consummate the Agreement is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any obligation required to be performed by such party at or prior to the Closing Date;

                (b) the Requisite Vote of the Company's stockholders shall not have been obtained at the Stockholders Meeting duly convened and finally adjourned;

                (c) any Governmental Body shall have issued an injunction, order or decree (a "Restraint") or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Restraint or other action shall become final and non-appealable, provided the party seeking to terminate this Agreement shall have used its best efforts to prevent entry of and to remove such Restraint.

        9.1.3.  By Purchaser if:
                (a) the Board (i) shall have failed to recommend, or shall have withdrawn, modified or changed in a manner adverse to Purchaser its approval or recommendation, of the Transaction Documents, the Purchaser Acquisitions or the other transactions contemplated thereby, or the Board or any committee thereof shall have resolved to take any of the foregoing actions, (ii) shall have submitted or recommended to the stockholders of the Company or shall have approved a Transaction Proposal, (iii) shall have accepted or recommended to its stockholders a Superior Proposal, or (iv) shall have publicly announced its intention to do any of the foregoing;

                (b) the Company shall have breached or failed to perform in any material respect any of its representations or warranties (with respect to materiality, in a manner such that the condition in Section 8.1.1 would not be satisfied), or covenants or other agreements contained in this Agreement, which breach or failure to perform cannot be or has not been cured within five days after the giving of written notice to the Company of such breach and which, as a result of such breach, considered either individually or in the aggregate, any condition to Purchaser's obligations to consummate the Second Closing set forth in Section 8.1 would not at that time be satisfied (a "Company Material Breach") (provided that Purchaser is not then in Purchaser Material Breach (as defined below) of any representation, warranty, covenant or other agreement contained in this Agreement); or

               (c) the Company shall have breached or failed to perform in any respect any of its obligations under Section 5.5; provided the Company
                                                        --------
      shall be deemed to have breached its obligations under Section 5.5 if any Affiliate of the Company, or any Representative of the Company and its Affiliates, shall have engaged in any activities prohibited by Section 5.5.

        9.1.4. By the Company, if (i) Purchaser shall have breached or failed to perform in any material respect any of its representations or warranties (with respect to materiality, in a manner such that the condition in Section
8.2.1 would not be satisfied), or covenants or other agreements contained in this Agreement, which breach or failure to perform cannot be or has not been cured within five days after the giving of written notice to Purchaser of such breach and which, as a result of such breach, considered either individually or in the aggregate, any condition to the Company's obligations to consummate the Second Closing set forth in Section 8.2 would not at that time be satisfied (a "Parent Material Breach") (provided that the Company is not then in Company Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement), (ii) Purchaser has failed to commence the Offer within five (5) business days following the date hereof, (iii) any change is made to the Offer in contravention of Section 7.7.3 or the provisions of
Annex A, (iv) the Board of Directors shall have withdrawn or modified in a
-------
manner adverse to Purchaser the Board's approval of the Transaction Documents or
(v) the Board has accepted a Superior Proposal in accordance with the provisions of Section 5.5 hereof. Notwithstanding anything in this Agreement to the contrary, following any such termination by the Company hereunder Purchaser may continue to pursue the Offer in accordance with Section 7.7.3.

     9.2.  Effect of Termination. In the event of the termination of the Second
           ---------------------
Issuance Agreements pursuant to Section 9.1, the Second Issuance Agreements shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except as set forth in Section
10. Notwithstanding the foregoing, nothing in this Section 9.2 or in Section 10 shall relieve any party to this Agreement of liability for fraud in connection with this Agreement.

     10.  Fees and Expenses.
          -----------------

          10.1. Except as contemplated by Sections 10.2 or 10.3, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

          10.2. The Company shall pay or cause to be paid to Purchaser a cash fee in an amount equal to $17,500,000 if:

                      (a) the Company or Purchaser shall terminate the Second Issuance Agreements pursuant to Section 9.1.2(b) hereof and prior to the Stockholders Meeting, a Transaction Proposal shall have been made known to the Company or shall have been made directly to its stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a Transaction Proposal;

                      (b) Purchaser shall terminate the Second Issuance Agreements pursuant to Section 9.1.3(a) or (c) or the Company shall terminate the Second Issuance Agreements pursuant to clauses (iv) or (v) of
     Section 9.1.4; or

                      (c) Purchaser shall terminate the Second Issuance Agreements pursuant to Section 9.1.3(b) for a Company Material Breach.


          10.3. Upon the Second Closing, the Company will pay to Purchaser the sum of $8,000,000 on account of Purchaser's fees and expenses in connection with the transactions contemplated by this Agreement.

          10.4. Except as provided in Section 5.5.3, any payments to which Purchaser may become entitled pursuant to this Section 10 shall be payable by the Company within two (2) business days after the relevant triggering event.

          10.5. The parties agree that it would be speculative, impractical and extremely difficult to determine or estimate the damages that would be suffered by Purchaser in the event the Second Closing is not consummated. The parties hereby agree that the cash fee specified in Section 10.2 is a reasonable estimate of the total net detriment that Purchaser would suffer as a result of any failure to consummate the Second Closing. Such fee shall constitute liquidated damages and, except for fraud in connection with this Agreement, shall constitute Purchaser's sole and exclusive remedy hereunder. This liquidated damages provision shall not limit and shall be in addition to Purchaser's rights to obtain injunctive and other equitable relief against the Company.

     11.  [Intentionally Omitted.]

     12.  Miscellaneous.
          -------------

          12.1.  Survival of Representations, Warranties and Agreement.
                 -----------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, the representations and warranties made by the Company and Purchaser in connection with the First Closing and the Second Closing shall not survive the First Closing and Second Closing, respectively (other than the representations and warranties of the Company set forth in Sections 3.4.1, 3.4.2(iii), 3.5 and 3.6, which shall survive indefinitely), and shall thereafter be of no further force or effect, except in the case of fraud in connection with this Agreement. All covenants and agreements contained in this Agreement (except to the extent the Second Issuance Agreements are terminated pursuant to Section 10) shall survive the First Closing Date and Second Closing Date in accordance with their terms.

          12.2.  Notices. All notices, requests, consents and other
                 -------
communications hereunder shall be in writing, shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as follows:

                 if to the Company, to:

                    Go2Net, Inc.
                    999 Third Avenue, Suite 4700
                    Seattle, WA  98104
                    Attention:  Russell C. Horowitz

                 with a copy so mailed to:

                    Hutchins Wheeler & Dittmar, A Professional Corporation 101 Federal Street
                    Boston, MA  02110
                    Attention:  Thomas M. Camp, Esq.

                 if to Purchaser,

                    Vulcan Ventures Incorporated
                    110 110th Avenue, N.E., Suite 550
                    Bellevue, WA  98004
                    Attention:  William D. Savoy

                 with a copy so mailed to:

                    Irell & Manella LLP
                    1800 Avenue of the Stars, Suite 900
                    Los Angeles, CA  90067
                    Attention:  Al Segel, Esq.


          12.3.  Adjustments. In the event of any change in the Common Stock by
                 -----------
reason of a stock dividend, split-up, recapitalization, combination, conversion, exchange of shares or other similar change in the corporate or capital structure of the Company, the type and number of shares or securities subject to various provisions of this Agreement (and the per share price of such shares or securities) shall, where applicable, be adjusted appropriately, so that Purchaser's rights under this Agreement shall be preserved as nearly as practicable. Without limiting the generality of the foregoing, any such change in the Common Stock shall cause a proportionate change in the Maximum Tender Number and the Offer Price.

           12.4.  Assignability and Enforceability. This Agreement shall be
                  --------------------------------
binding on and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights, benefits or obligations under this Agreement to any person without the prior written consent of the other party; provided, however, that Purchaser may assign its rights,
                    ------------------
benefits or obligations under this Agreement, without the prior consent of the Company, to an Affiliate (as defined in Section 5.7). No such assignment shall relieve the Purchaser of its obligations under this Agreement.

            12.5.  Amendments and Waivers. No amendment or waiver of any
                   ----------------------
provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall be construed as a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise expressly provided. No provision of this Agreement shall be deemed waived by a course of conduct including the act of Closing unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.

            12.6.  Entire Agreement. This Agreement and the other Transaction
                   ----------------
Documents, including the Schedules and Exhibits and any agreements or documents referred to herein or therein or executed contemporaneously herewith or therewith, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

            12.7.  Headings. The headings of the various sections of this
                   --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            12.8.  Severability. In case any provision contained in this
                   ------------
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            12.9.  Governing Law. This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware as to matters between the Company and its stockholders and other matters of corporate governance and, as to all other matters, with the laws of the State of Washington, without regard to the choice of law provisions thereof, and the federal law of the United States of America.

           12.10.  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                              GO2NET, INC.

                              By: /s/ Russell C. Horowitz
                                 ---------------------------------------------
                                  Russell C. Horowitz, Chief Executive Officer


                              VULCAN VENTURES INCORPORATED

                              By: /s/ William D. Savoy
                                 ---------------------------------------------
                                  William D. Savoy, Vice President

                                          ANNEX A

                        CONDITIONS TO THE TENDER OFFER

     Notwithstanding any other provision of the Offer or the Stock Purchase Agreement, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement and this Annex A), and subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to the Purchaser's obligation to pay for or return tendered shares of Common Stock ("Offer Shares") after termination of the Offer, the Purchaser's obligation to accept for payment or pay for any Common Shares tendered pursuant to the Offer is subject to the condition that the Second Issuance Agreements (as defined in the Stock Purchase Agreement) shall not have been terminated and to the satisfaction of the following conditions (together, the "Offer Conditions"):

     (a) there shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on The Nasdaq Stock Market for at least one full trading day, (ii) any decline, measured from the close of business on March 12, 1999, in the Nasdaq Composite Index by an amount in excess of 15% at any time during any three trading days in a ten consecutive trading day period, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory),
(iv) a declaration of a war or other international or national calamity directly or indirectly involving the United States, or (v) in the case of any of the foregoing matters described in clauses (iii) through (v) existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

     (b) no statute, rule, regulation, judgment, order, decree, ruling, injunction, litigation or other action shall have been entered, promulgated, enforced, initiated or threatened by any governmental, quasi-governmental, judicial, or regulatory agency or entity or subdivision thereof with jurisdiction over the Company or the Purchaser or any of their subsidiaries or the purchase and sale of the Offer Shares or Second Issuance Shares or any of the other transactions contemplated by the Stock Purchase Agreement that purports, seeks, or threatens to (i) prohibit, restrain, enjoin, or restrict in a material manner, the purchase and sale of any Offer Shares or the Second Issuance Shares as contemplated by the Stock Purchase Agreement, or (ii) impose material adverse terms or conditions (not set forth in the Stock Purchase Agreement) upon the purchase and sale of any Second Issuance Shares or the Offer Shares as contemplated by the Stock Purchase Agreement;

     (c) the Purchaser and the Company shall have obtained any and all consents, permits and waivers necessary for consummation of the transactions contemplated by the Stock Purchase Agreement and the other Transaction Documents (except for such as may be properly obtained subsequent to the consummation of the Offer) unless the failure to obtain such consents, permits or waivers is a result of a breach by the Purchaser or would not have a Material Adverse Effect; all waiting periods under the HSR Act shall have expired or terminated;

     (d) the representations and warranties of the Company set forth in the Agreement hereof shall be true and correct (determined without regard to any materiality qualifiers, including without limitation "Material Adverse Effect," contained in the specific representation or warranty) (i) as of the date hereof and (ii) as of the date of consummation of the Offer if made on such date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except in the case of clauses (i) and (ii), for such inaccuracies that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

     (e) the Company shall have performed in all material respects all covenants and obligations herein required to be performed or observed by it on or prior to the Second Closing;

     (f) There shall not have occurred after the date hereof any material adverse change in the business, properties, results of operation or financial condition of the Company and its subsidiaries taken as a whole, other than any adverse change following the date of the Stock Purchase Agreement that the Company shall have demonstrated is substantially attributable to (i) the transactions contemplated by the Stock Purchase Agreement or the announcement of the transactions contemplated by the Stock Purchase Agreement or (ii) any material economic downturn in the Internet industry generally or any material national economic downturn;

     (g) the Company shall have appointed to its Board of Directors two persons designated by the Purchaser in accordance with Section 7.2.1 of the Stock Purchase Agreement, and the Company shall have complied with all of its other obligations under Section 7.2 of the Stock Purchase Agreement;

     (h) the Company shall have delivered to the Purchaser or its counsel a Compliance Certificate, executed by the President and the Chief Financial Officer of the Company, dated as of the consummation of the Offer, to the effect that the conditions specified in clauses (c) through (h) have been satisfied;

     (i) the Purchaser shall have received from Hutchins, Wheeler & Dittmar, A Professional Corporation, an opinion addressed to it, dated as of the consummation of the Offer, covering the items listed in Exhibit D in form and
                                                        ---------
substance satisfactory to the Purchaser;

     (j) Each Management Agreement executed as of the date of the Agreement shall be in full force and effect and no breach shall have occurred on the part of any Management Stockholder under such agreement.

     The Purchaser may delay acceptance for payment of or, subject to the restrictions referred to above, the payment for, any tendered Shares, and may terminate the Offer as to any Shares not then paid for, if such Offer Conditions are not satisfied.

     The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to any such condition (including without limitation any action or inaction by the Purchaser, other than actions Purchaser is required to take under Section 7.1 of the Stock Purchase Agreement), or may be waived by the Purchaser, in whole or in part at any time and from time to time, in the Purchaser's sole discretion. The Purchaser is not obligated to keep the Offer open until the Stockholders Meeting occurs. In the event that the Second Issuance Agreements are terminated, the Purchaser may elect, in its sole discretion, to continue to conduct the Offer.

     The failure by the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination (which shall be made in good faith) by the Purchaser with respect to any of the foregoing conditions (including without limitation the satisfaction of such conditions) will be final and binding on all parties.

     The Purchaser may increase the Offer Price and may make any other changes in the terms and conditions of the Offer; provided, however, that, except as permitted under Section 7.7.3 of this Agreement or unless previously approved by the Company in writing, the Purchaser may not (i) decrease the Offer Price, (ii) change the form of consideration payable in the Offer, (iii) increase or decrease the maximum number of Shares sought pursuant to the Offer, (iv) add to or modify the Offer Conditions, or (v) otherwise amend the Offer in any manner adverse to the Company's stockholders.

     The Purchaser may, without the Company's consent, (i) extend the Offer if at the scheduled Expiration Date of the Offer if any of the conditions to the Purchaser's obligation to accept for payment, and pay for, the Offer Shares shall not have been satisfied or waived, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (iii) extend the Offer for any reason on one or more occasions for an aggregate period of not more than ten business days beyond the latest Expiration Date that would otherwise be permitted under clauses (i) or
(ii) of this sentence. As used herein, "business day" means any day other than a Saturday, Sunday or United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

                                   EXHIBIT A
                                   ---------

                         CERTIFICATE OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK
                                      OF
                                 GO2NET, INC.

     Go2Net, Inc., (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1.  The name of the Corporation is Go2Net, Inc.

     2. The certificate of incorporation of the Corporation authorizes the issuance of 1,000,000 shares of Preferred Stock, $.01 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to provide for the issuance of said shares in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the numbers of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

     3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a "Series A Convertible" issue of Preferred Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as follows:

                     SERIES A CONVERTIBLE PREFERRED STOCK
                     ------------------------------------

     1.  Designation And Amount. The shares of such series shall be designated
         ----------------------
"Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 300,000.

     2.  Dividends.
         ---------

         (a) The Series A Preferred Stock shall not be entitled to receive dividends unless and until the Board of Directors declares a dividend in respect of the Common Stock out of legally available funds therefor; provided, however,
                                                             --------  -------
that no dividends shall be declared or paid upon the Common Stock (other than dividends payable upon the Common Stock solely in additional shares of Common Stock, provided that an appropriate adjustment in the Conversion Price is made under Section 6(a) hereof) or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") unless (i) after the payment of the dividend on the Common Stock and Junior Stock (and the simultaneous dividend on the Series A Preferred Stock) the Corporation's net worth exceeds the aggregate liquidation preference of the Series A Preferred Stock (provided that this clause (i) shall not apply if the dividend is approved by the holders of a majority of the outstanding shares of Series A Preferred Stock) and (ii) there shall be simultaneous declaration or payment, as applicable, of a dividend upon the Series A Preferred Stock.

     (b) In the case of any dividend being declared upon the Common Stock, the dividend which shall be declared upon each share of Series A Preferred Stock as a condition to such dividend upon the Common Stock shall be equal in amount to the dividend payable upon that number of shares of Common Stock acquirable upon conversion of a share of Series A Preferred Stock immediately before the declaration of such dividend, with such conversion being based on the then applicable Conversion Price determined in accordance with Section 6 as of the record date for the declaration of such dividend on the Common Stock.

     (c) In the case of any dividend being declared upon any class of Junior Stock that is convertible into Common Stock, the amount of the dividend which shall be declared upon each share of Series A Preferred Stock as a condition to such dividend on Junior Stock, divided by the number of shares of Common Stock acquirable upon conversion of a share of Series A Preferred Stock, shall equal the amount of the dividend declared upon each share of such class of Junior Stock, divided by the number of shares of Common Stock acquirable upon conversion of a share of such class of Junior Stock, in each case assuming such conversion occurred immediately before the declaration of such dividend.

     (d) No dividend shall be declared or paid upon any class of Junior Stock (other than Common Stock) that is not convertible into Common Stock without the consent of holders of at least a majority of the outstanding shares of Series A Preferred Stock.

     (e) Holders of shares of Series A Preferred Stock shall be entitled to share equally, share for share, in all such dividends declared upon the Series A Preferred Stock.

   3.  Liquidation, Dissolution Or Winding Up.
       ---------------------------------------

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock that is senior to the Series A Preferred Stock being referred to hereinafter as "Senior Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Common Stock or other Junior Stock, an amount equal to the sum of (i) $1,000 per share (the "Liquidation Preference") (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), and (ii) the amount of all declared but unpaid dividends on the Series A Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of any other Senior Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock (such Preferred Stock ranking on liquidation on parity with the Series A Preferred Stock being referred to as "Parity Stock"), shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Except as set forth in this clause (a), holders of shares of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Corporation.

               (b) The merger or consolidation of the Corporation with or into any other corporation or entity, or the sale or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3.

     4.        Voting.
               ------

               (a) Each holder of shares of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such holder's shares of Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as otherwise provided in Sections 4(b) and 4(c) hereof, or as required by law, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote; provided, however, that the shares of Series A Preferred Stock shall not have
--------  -------
any voting power with respect to the election of directors unless and until the making of any necessary filings required by, and the expiration or termination of any applicable waiting periods under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

               (b) The consent of holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at a special or annual meeting of stockholders called for such purpose, shall be necessary to amend, modify or repeal any provision of the Certificate of Incorporation (including any provision of the Certificate of Designation of Series A Convertible Preferred Stock) or Bylaws of the Corporation in any manner which would adversely affect the powers, preferences or special rights of the Series A Preferred Stock. The authorization or creation of any shares of any class or series of Senior Stock or Parity Stock of the Corporation or the reclassification of any authorized stock of the Corporation or security convertible into or evidencing the right to purchase shares of any such Senior Stock or Parity Stock shall be deemed to adversely affect the Series A Preferred Stock. The authorization or creation of any shares of any class or series of Junior Stock of the Corporation or the reclassification of any authorized stock of the Corporation into any such Junior Stock, or the creation or authorization of any obligation or security convertible into or evidencing the right to purchase shares of any such Junior Stock shall be deemed not to adversely affect the powers, preferences or special rights of the Series A Preferred Stock.

           (c) Unless the vote or consent of the holders of a greater number of shares shall then be required by law and so long as there is outstanding at least 50% of the Series A Preferred Stock, the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a separate class, in person or proxy, either in writing without a meeting or at a special or annual meeting of stockholders called for such purpose, shall be necessary to authorize or effect (i) any sale, lease, transfer or other disposition of assets (including without limitation by merger) having a fair market value of at least 30% of the fair market value of the assets of the Corporation and its subsidiaries on a consolidated basis; (ii) any merger or consolidation or other reorganization of the Corporation with or into another corporation in one transaction or a series of related transactions pursuant to which the stockholders of the Corporation immediately prior to consummation of such transaction would hold less than 66-2/3% of the voting securities of the entity surviving the transaction; (iii) the acquisition by the Corporation or any subsidiary thereof of another entity or business whether by means of a purchase of equity interests or the purchase of all or substantially all of the assets of such entity or merger, consolidation, reorganization, issuance or exchange of securities or otherwise where the consideration involved (including non-cash consideration) has a value of at least $100,000,000; (iv) a liquidation, winding up or dissolution of the corporation or adoption of any plan of the same; (v) the commencement by the Corporation of a voluntary case or proceeding under applicable bankruptcy laws or any other insolvency, receivership, reorganization, moratorium or similar laws providing relief to debtors; and (vi) any redemption or repurchase by the Corporation of any Junior Stock or Parity Stock or any securities convertible into Junior Stock or Parity Stock, other than the repurchase of shares in connection with the termination of employees of the Corporation pursuant to rights under written agreements: provided, however, except to the extent provided by law, the holders of the
-----------------
Series A Preferred Stock shall not have any consent rights under this Section 4(c) until the Second Closing (as defined in that certain Stock Purchase Agreement dated March 15, 1999, between this Corporation and Vulcan Ventures Incorporated) shall have occurred, but this proviso shall not in any way impair or restrict the voting rights of the holders of the Series A Preferred Stock in any other respect, including without limitation, the right to vote together with the holders of the Common Stock pursuant to Section 4(a) or the voting right under Section 4(b).

      5.   Conversion Rights.
           -----------------

           (a)  Exercise of Conversion Rights. Subject to Compliance with
                -----------------------------
the HSR Act, each holder of Series A Preferred Stock shall have the right, at its option, at any time, to convert, subject to the terms and provisions of this
Section 5, all or any portion of its Series A Preferred Stock then outstanding into such number of fully paid and non-assessable shares of Common Stock as results from dividing (i) the sum of (A) the aggregate Liquidation Preference of all shares of Series A Preferred Stock to be converted plus (B) any declared but unpaid dividends on such shares, by (ii) the applicable Conversion Price (as defined in Section 6 below) on the Conversion Date (as defined below). Such conversion shall be deemed to have been made at the close of business on the date that the certificate or certificates for shares of Series A Preferred Stock shall have been surrendered for conversion and written notice shall have been received as provided in Section 5(b) (the "Conversion Date"), so that the person or persons entitled to receive the shares of Common

Stock upon conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time. Upon conversion of any shares of Series A Preferred Stock pursuant to this Section 5, the rights of the holder of such shares upon the Conversion Date shall be the rights of a holder of Common Stock only, and each such holder shall not have any rights in its former capacity as a holder of shares of Series A Preferred Stock.

        (b)     Notice to the Corporation.  In order to convert all or any
                -------------------------
portion of its outstanding Series A Preferred Stock into shares of Common Stock, the holder of such Series A Preferred Stock shall deliver the shares of Series A Preferred Stock to be converted to the Corporation at its principal office, together with written notice that it elects to convert those shares of Series A Preferred Stock in to shares of Common Stock in accordance with the provisions of this Section 5. Such notice shall specify the number of shares of Series A Preferred Stock to be converted and the name or names in which the holder wishes the certificates for shares of Common Stock to be registered, together with the address or addresses of the person or persons so named , and, if so required by the Corporation, shall be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation, duly executed by the registered holder of the shares of Series A Preferred Stock to be converted or by its attorney duly authorized in writing.


        (c)     Delivery of Certificate.  As promptly as practicable after the
                -----------------------
surrender as hereinabove provided of shares of Series A Preferred Stock for conversion into shares of Common Stock, the Corporation shall deliver or cause to be delivered to the holder, or the holder's designees, certificates representing the number of fully paid and non-assessable shares of Common Stock into which the shares of Series A Preferred Stock are entitled to be converted, together with a cash adjustment in respect of any fraction of a share to which the holder shall be entitled as provided in Section 5(d), and, if less than the entire number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered is to be converted, a new certificate for the number of shares of Series A Preferred Stock not so converted. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not close its Common Stock transfer books. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the holder for any tax in respect of the issuance of such certificates (other than any transfer, withholding or other tax if the shares of Common Stock are to be registered in a name different from that of the registered holder of Series A Preferred Stock).

        (d)     Fractional Shares.  No fractional shares of Common Stock or
                -----------------
scrip representing fractional shares of Common Stock shall be issued upon any conversion of any shares of Series A Preferred Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock as of the Conversion Date. The "Market Price" of a share of Common Stock on or with respect to any day shall mean (i) the closing sales price on the immediately preceding trading day of a share of Common Stock on the principal national securities exchange or automated quotation system on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or automated quotation system, the average of the last reported bid and asked prices on such immediately preceding trading day in the over-the-counter market as furnished by the National Association of Securities Dealers, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected in good faith by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc., selected in good faith by the Company, or (ii) if the shares of Common Stock are not then traded on any such exchange or system, the amount determined in good faith by the Board to represent the fair value of a share of Common Stock.

          (e)  Reservation of Shares.  The Corporation shall at all times
               ---------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock, the full number of whole shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of shares of Series A Preferred Stock in accordance with the provisions of this
Section 5.

          (f)  Registration.  If any shares of Common Stock to be reserved for
               ------------
the purpose of conversion of Series A Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation shall, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

          (g)  Shares Validly Issued and Non-Assessable.  All shares of Common
               ----------------------------------------
Stock that may be issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

          (h)  Retirement of Shares.  Any shares of Series A Preferred Stock
               --------------------
converted pursuant to the provisions of this Section 6 shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board.

          (i)  Automatic Conversion.
               --------------------

               (i)  Transfer of Shares.  In the event that a holder of shares of
                    ------------------
Series A Preferred Stock desires to transfer some or all of such shares to an unaffiliated party, each share of Series A Preferred Stock so transferred shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 5 hereof automatically and without further action, immediately upon the transfer of such shares.

               (ii) Transaction. In the event that the Corporation enters into a transaction which will result in the transfer of 50% or greater of the voting securities of the

Company to an unrelated party, then each share of Series A Preferred Stock outstanding shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to
Section 6 hereof automatically and without further action, immediately upon the transfer of such shares.

                (iii)   Mechanics of Automatic Conversion.  Upon any automatic
                        ---------------------------------
conversion of shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 5(i), the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his, her or its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock were so converted and cash as provided in Section 5(d) above in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnity the Corporation from any loss incurred by it in connection therewith.

     6.    Conversion Price. As used herein, the "Conversion Price" shall
           ----------------
initially be $66.11 per share of Common Stock, subject to adjustment as set forth below. The Conversion Price shall be subject to adjustment from time to time as follows:

          (a)  Stock Dividends, Subdivisions, Reclassifications or
               --------------------------------------------------
Combinations.  If the Corporation shall (i) declare a dividend or make a
------------
distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such shares of Series A Preferred Stock been converted immediately prior to such date. Successive adjustment in the Conversion Price shall be made whenever any event specified above shall occur.

          (b)  Other Distributions.  In case the Corporation shall fix a record
               -------------------
date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Corporation or any subsidiary of the Corporation (iii) of assets, or (iv) of rights or warrants, in each such case all holders of shares of its Series A Preferred Stock shall receive a distribution (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Corporation or any subsidiary of the Corporation, (iii) of assets, or (iv) of rights or warrants, as applicable, equal in amount to the distribution which they would have received had such holders converted their shares of Series A Preferred Stock into Common Stock immediately prior to the distribution.

          (c)  Consolidation, Merger, Sale, Lease or Conveyance or
               ---------------------------------------------------
Reclassifications or Reorganizations.  In case of any consolidation with or
------------------------------------
merger of the Corporation with or into another corporation or other entity, or in case of any sale, lease or conveyance to another entity of the assets of the Corporation as an entirety or substantially as an entirety, or in the event of any reclassification, recapitalization or other change of the Common Stock in which the Common Stock is changed into the same or a different number of shares of any class or classes of stock, then each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance or such reclassification, reorganization or other change be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance or such reclassification, recapitalization or other change) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance or such reclassification, recapitalization or other change; and in any case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

          (d)  Notice to Holders.  In the event the Corporation shall propose
               -----------------
to take any action of the type described in subsections (a), (b) and (c) of this Section 6, the Corporation shall give notice to each holder of shares of Series A Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 15 days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action.

          (e)  Statement Regarding Adjustments.  Upon the occurrence of each
               -------------------------------
adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Each such statement shall be signed by the Corporation's public accountants.

          (f)  Treasury Stock.  For the purposes of this Section 6, the sale or
               --------------
other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

          (g)  Good Faith.  The Corporation shall not, by amendment of its
               ----------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the shares of Series A Preferred Stock shares against impairment of any kind.

    7.     No Redemption Rights.  The Series A Preferred Stock shall not be
           --------------------
subject to redemption, whether at the option of either the Corporation or any holder of the Series A Preferred Stock.

    FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Convertible issue of Preferred Shares and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its Chief Executive Officer, this 15th day of March, 1999. The signature below shall constitute the affirmation or acknowledgment of the signatory, under penalties of perjury, that the instrument is the act and deed of the Corporation and that the facts stated herein are true.



                                               ---------------------------
                                               Russell C. Horowitz
                                               Chief Executive Officer

                                   EXHIBIT B
                                   ---------

                                PROMISSORY NOTE


$167,482,000.00                                            Bellevue, Washington
                                                           March 15, 1999


     FOR VALUE RECEIVED, the undersigned, VULCAN VENTURES INCORPORATED, a Washington corporation ("Maker"), hereby promises to pay to the order of GO2NET, INC., a Delaware corporation ("Holder"), the principal sum of One Hundred Sixty-Seven Million Four Hundred Eighty-Two Thousand Dollars ($167,482,000.00), plus interest on the unpaid principal balance from time to time after the date hereof at the rate of 8% per annum.

     The entire outstanding principal amount of this Note and all accrued but unpaid interest thereon shall be due and payable on March 22, 1999.

     All payments hereunder shall be made in lawful money of the United States of America to Holder at 999 Third Avenue, Suite 4700, Seattle, Washington 98004, or at such other address as shall be designated in writing from time to time by Holder.

     Interest shall be computed on the actual number of days in a year, for the number of days actually elapsed.

     If Maker fails to make any payment of principal or interest when required under this Note, then Holder may, at its sole option with notice to Maker, declare immediately due and payable the entire unpaid principal balance of this Note.

     This Note may be prepaid in whole or in part at any time, without penalty or fee of any kind.

     If this Note is not paid when due, Maker promises to pay all reasonable costs of collection incurred by Holder.

     All persons or entities now or at any time liable for payment of the indebtedness evidenced by this Note, expressly waive presentment for payment, notice of dishonor, protest, notice of protest and diligence in collection and consent that the time of the payments or any part of the payments may be extended by Holder.

     This Note shall be governed by and construed under the laws of the State of Delaware.

                              "Maker"

                              VULCAN VENTURES INCORPORATED


                              By:
                                 ---------------------------------
                                  William D. Savoy, Vice President

                                   EXHIBIT C
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into this 15th day of March, 1999, by and among GO2NET, INC., a Delaware corporation (the "Company"), and VULCAN VENTURES INCORPORATED, a Washington corporation ("Vulcan").

     A. Concurrently with the execution of this Agreement, Vulcan is purchasing 167,507 shares of the Company's Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock"), pursuant to that certain Stock Purchase Agreement dated March 15, 1999, between the Company and Vulcan (the "Stock Purchase Agreement"). The Stock Purchase Agreement also contemplates Vulcan's acquisition of additional shares of the Series A Preferred Stock and certain shares of the Company's Common Stock, $.01 par value (the "Common Stock").

     B. The parties hereto desire to set forth the respective rights of the Company and Vulcan with respect to the registration of the shares of the Company's Common Stock that Vulcan may acquire.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, the parties hereto agree as follows:

     1.  Definitions.
         -----------

         1.1 As used in this Agreement, the following capitalized terms shall have the following meanings:

         Affiliate:  A Person that directly, or indirectly through one or more
         ---------
intermediaries, controls or is controlled by, or is under common control with, Vulcan; provided that such control relationship involves direct or indirect ownership of at least a majority of the outstanding voting interests of the applicable Person. Without limiting the generality of the foregoing, it is understood that any entity that is majority owned (directly or indirectly) by a Person that directly or indirectly owns a majority of the outstanding voting interests of Vulcan shall be an Affiliate of Vulcan.

         Common Stock:  All shares now or hereafter authorized of any class of
         ------------
common stock of the Company, and any other equity securities of the Company, howsoever designated, which have the right (subject always to prior rights of any class or series of preferred shares) to participate in the distribution of the assets and the earnings of the Company without limit as to per share amount.

         Exchange Act:  The Securities Exchange Act of 1934, as amended from
         ------------
time to time.

         Holders:  Vulcan, all of its Affiliates (including without limitation
         -------
Paul G. Allen), any Person to which Common Stock is transferred by Vulcan and its Affiliates for purposes of Paul G. Allen's estate planning, and any Person to which Common Stock is transferred by Vulcan and its Affiliates that has registration rights pursuant to Section 10 below.

         Majority Holders:  Holders of a majority of the Registrable Securities
         ----------------
held by all Holders at the time of any request for registration pursuant to
Section 2.1(a).

         Person:  An individual, corporation, partnership, limited liability
         ------
company, trust, unincorporated organization or a government or any agency or political subdivision thereof.

         Prospectus:  The definitive prospectus included in any Registration
         ----------
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

         Registrable Securities:  Those shares of Common Stock now or hereafter
         ----------------------
owned of record or beneficially by the Holders (including, without limitation, any shares of Common Stock acquired by the Holders upon conversion of the Series A Preferred Stock) plus any shares received from the Company with respect to or in replacement of such shares by reason of splits, dividends and recapitalizations and other changes in the Company's capital structure , but excluding any shares which may be then immediately sold to the public without registration pursuant to Rule 144 under the Securities Act.

         Registration Expenses:  See Section 6 hereof.
         ---------------------

         Registration Statement:  Any registration statement of the Company
         ----------------------
filed under the Securities Act which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         SEC:  The Securities and Exchange Commission.
         ---

         Securities Act:  The Securities Act of 1933, as amended from time to
         --------------
time.

         Selling Holders:  Holders of Registrable Securities who seek to sell
         ---------------
such securities under any Registration Statement.

     2.  Registration Rights.
         -------------------

         2.1  Registration Upon Request.
              -------------------------

              (a) At any time beginning 180 days after the date hereof, the Majority Holders may request by written notice (a "Demand Notice") to the Company that the Company effect the registration under the Securities Act of a number of Registrable Securities at least equal to 5% of the shares of the Common Stock then outstanding, stating the intended method of disposition of such shares. The registration rights contemplated by this Section 2.1 may be exercised only three (3) times by the Majority Holders during the term of this Agreement; provided, however, the request for registration shall
                        --------  -------
not be deemed made if either (i) the Registration Statement does not become effective under the Securities Act (including without limitation if the Selling Holders withdraw the Registration Statement, provided in case of such withdrawal the request for registration will be deemed made unless the Selling Holders reimburse the Company for its reasonable expenses in connection with such Registration Statement) or a stop order, injunction or other order interferes or prevents the contemplated method of distribution or (ii) the number of Registrable Securities requested to be included in the registration is reduced by 15% or more pursuant to Section 2.1(c). Within five (5) business days after receipt of a Demand Notice, the Company shall notify all other Holders and offer to them the opportunity to include their Registrable Securities in such registration.

              (b) Upon receipt of such request, the Company shall, as soon as practicable, prepare and file a Registration Statement with the SEC on an appropriate form under the Securities Act with respect to all of the Registrable Securities that Holders of such securities have requested that the Company register, and use its best efforts to cause such Registration Statement to become effective.

              (c) In connection with any Registration Statement filed in response to such request, the Company, at its option, may include a primary offering of additional shares of Common Stock and/or may include shares to be sold by other stockholders of the Company; provided, however, that if the
                                           --------  -------
managing underwriter of such offering reasonably determines in good faith and delivers to the Selling Holders a written opinion that the number of shares otherwise to be included in the Registration Statement is such that the success of the underwritten offering would be materially and adversely affected and, accordingly, the total number of shares to be included in the Registration Statement is reduced to the amount recommended by such underwriter, then (i) unless the Registration Statement includes all of the Registrable Securities designated for sale by all Selling Holders participating in the demand registration pursuant to Section 2.1(a), the Registration Statement shall not include any shares to be offered by the Company or sold by other stockholders (including other Holders exercising incidental registration rights pursuant to Section 2.2), and (ii) if the Registration Statement does not include all of the Registrable Securities designated for sale by such Selling Holders, the number of Registrable Securities included in the Registration Statement shall be allocated among such Selling Holders pro rata (based on the number of Registrable Securities held by each).

              (d) Notwithstanding the foregoing, upon delivery of written notice (deliverable no later than 10 days after delivery of the Demand Notice) to the person(s) who delivered the Demand Notice, the Company shall be entitled to postpone filing of the Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, for a reasonable period of time (not to exceed the shorter of 90 days or the Company's termination of consideration of a Company Offering (as defined below) or completion of any Transaction (as defined below), as the case may be) if (i) the Company is contemplating filing a registration statement in connection with the offering of its securities (a "Company Offering") within 90 days of delivery of the Demand Notice, or (ii) the Company determines in good faith that a registration pursuant to the Demand Notice might interfere with or adversely affect the negotiations or completion of any transaction that is being contemplated by the Company at the time the right to delay is exercised (a "Transaction").

         2.2  Incidental Registration.
              -----------------------

              (a) If at any time after the date hereof the Company proposes to register any shares of Common Stock under the Securities Act (except pursuant to a registration statement filed on Form S-8 or Form S-4 or such other form as shall be prescribed under the Securities Act for the same purposes, or a registration statement filed on Form S-3 covering exclusively shares issued in acquisitions pursuant to Section 4(2) under the Securities Act), or if any other stockholder is being afforded an opportunity to register shares of Common Stock (including pursuant to Section 2.1(a)), the Company will at each such time give written notice to the Holders (other than Holders participating in a demand registration pursuant to Section 2.1(a)) as provided in Section 11.4 hereof of its intention to do so. Within twenty (20) days after receipt of such notice, such Holders may request that the Company register all or part of the Registrable Securities, stating in such request the intended method of distribution of such securities (the "Designated Securities"). Upon receipt of such request, the Company shall use its best efforts to effect the registration of the Designated Securities by including the Designated Securities in such Registration Statement.

              (b) In the event that securities of the same class as the Registrable Securities are being registered by the Company in such Registration Statement and such securities as well as any of the Designated Securities are to be distributed in an underwritten offering, such Designated Securities shall be included in such underwritten offering on the same terms and conditions as the securities being issued by the Company for distribution pursuant to such underwritten offering; provided, however, that if the managing underwriter of
                       --------  -------
such underwritten offering reasonably determines in good faith and advises the parties that the inclusion in such underwritten offering of all the Designated Securities would materially and adversely affect the success of the underwritten offering, then the number of Designated Securities to be included in the Registration Statement shall be reduced to the amount recommended in good faith by and set forth in the opinion of such managing underwriter; provided, further,
                                                              --------  -------
that as to the Selling Holders exercising incidental registration rights pursuant to this Section 2.2, such reduction shall be pro rata (based on the number of shares held by each) with respect to the Designated Securities with other Persons holding contractual incidental or "piggy-back" registration rights in such underwritten offering.

              (c) No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect registrations at the request of the Holders under Section 2.1.

     3.  Hold-Back Agreements.
         --------------------

         3.1  Restrictions on Public Sale by Holders.  Each Selling Holder whose
              --------------------------------------
Registrable Securities are covered by a Registration Statement filed pursuant to
Section 2 hereof agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement during a period, not to exceed 90 days, beginning on the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the managing underwriters.

         3.2  Restrictions on Public Sale by the Company and Others.  The
              -----------------------------------------------------
Company agrees not to effect any public sale or distribution of its Common Stock, during a period, not to exceed 45 days, beginning on the closing date of an underwritten offering made pursuant to a Registration Statement filed under
Section 2 hereof to the extent timely notified in writing by the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms).

     4.  Registration Procedures.  In connection with the Company's registration
         -----------------------
obligations pursuant to Section 2 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will:

         4.1  Preparation of Registration Statement.  Prepare and file with the
              -------------------------------------
SEC, within the time periods specified in Section 2, a Registration Statement on such form as may be appropriate under the Securities Act, and use its best efforts to cause such registration Statement to become effective.

         4.2  Maintaining Effectiveness.  Promptly prepare and file with the
              -------------------------
SEC such amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for a period of not more than 180 days (or, in the case of an underwritten offering, no more than 5 business days), or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold.

         4.3  Notification.  Immediately notify the Selling Holders and the
              ------------
managing underwriters, if any, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus, or any document incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading.

         4.4  Stop Orders.  Make every reasonable effort to obtain the
              -----------
withdrawal of any order suspending the effectiveness of a Registration Statement or the qualification of any Registrable Securities for sale in any jurisdiction at the earliest possible moment.

         4.5  Consultation with Holders.  Prior to the filing of any
              -------------------------
Registration Statement or amendment thereto, provide copies of such document to the Selling Holders and to the managing underwriters, if any, make the Company's representatives and the Company's counsel available for discussion of such document and make such changes in such document relating to the Selling Holders prior to the filing thereof as such Selling Holders, counsel for such Selling Holders, or underwriters may reasonably request.

         4.6  Copies of Registration Statements. Furnish to each Selling Holder
              ---------------------------------
and each managing underwriter, if any, without charge, at least one originally executed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

         4.7  Prospectuses.  Deliver to each Selling Holder and the
              ------------
underwriters, if any, without charge, as many copies of the Prospectus (and each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request so long as the Registration Statement to which such Prospectus or any amendment or supplement thereto relates is effective.

         4.8  Blue Sky Laws.  Prior to any public offering of Registrable
              -------------
Securities, use its best efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Selling Holder or underwriter reasonably requests, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will
                                       --------  -------
not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

         4.9  Amendments Upon Changes.  Upon the occurrence of any event
              -----------------------
contemplated by Sections 4.3(ii), (iii) or (iv) or 4.4 above, prepare, as promptly as practicable, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

         4.10  Underwriting Agreements.  Enter into such customary agreements
               -----------------------
(including an underwriting agreement) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

         4.11  Compliance with Laws; Section 11(a).  Otherwise use its best
               -----------------------------------
efforts to comply with all applicable federal and state securities laws (including without limitation the rules and regulations of the SEC), and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of each 12-month period (or within 90 days after the end of a fiscal year).

         4.12  Opinions.  At the request of any Selling Holder, use its best
               --------
efforts to furnish on the date that the Registrable Securities are delivered to that Holder and any underwriter for sale in connection with a registration pursuant to this Agreement (i) an opinion of the counsel representing the Company for the purposes of such registration, and (ii) a letter from the independent certified public accountants of the Company, each dated such date and in form and substance as is customarily given by counsel and independent certified public accountants to underwriters in an underwritten public offering, addressed to any Selling Holders' underwriter and to the Selling Holders.

    5.   Selling Holders' Obligations.
         ----------------------------

         5.1  Provision of Information.  The Company may require each Selling
              ------------------------
Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities by, and such other information relevant to, the Selling Holder for inclusion in such Registration Statement, as the Company may from time to time reasonably request in writing.

         5.2  Discontinued Use of Prospectus.  Each Holder of Registrable
              ------------------------------
Securities agrees by execution of this Agreement that, upon receipt of any written notice from the Company of the happening of any event of the kind described in clauses (ii), (iii) or (iv) of Section 4.3 or Section 4.4 hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.9 hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 4.2 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received the copies of the supplemental or amended Prospectus contemplated by Section 4.9 hereof or the Advice.

         5.3  Underwriting Agreement.  Each Selling Holder participating in an
              ----------------------
underwritten offering pursuant to Section 2.1 or 2.2 will enter into a customary underwriting agreement on terms reasonably satisfactory to the managing underwriter.

    6.  Registration Expenses.  The Company shall bear all expenses other than
        ---------------------
Selling Holder Expenses (defined below) incurred in connection with any Registration Statement, including without limitation all registration and filing fees, fees with respect to any filings required to be made with the National Association of Securities Dealers, listing fees relative to any stock exchange or national market system, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and expenses of counsel for the underwriters in connection therewith), printing expenses, fees and disbursements of counsel for the Company, and fees and disbursements of all independent public accountants of the Company. Each Selling Holder shall bear his or its pro rata share of any Selling Holder Expenses. "Selling Holder Expenses" shall consist of and be limited to (i) the Selling Holder's legal costs, including the fees and expenses of any counsel selected by the Selling Holder to represent him or it, and (ii) the proportionate share of brokerage or underwriting commissions attributable to the Selling Holder's shares.

    7.  Indemnification.
        ---------------

        7.1  Indemnification by the Company.  The Company agrees to indemnify
             ------------------------------
and hold harmless each Holder of Registrable Securities, each Person who controls such Holder (within the meaning of the Securities Act or the Exchange
Act) (a "controlling person"), and each officer, director, employee and agent of such Holder and each controlling person and each underwriter or selling agent (the "indemnified parties") from and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as (i) the Company has demonstrated that the same are caused by or contained in any information furnished to the Company by such Holder, expressly for use therein, or (ii) the Company has advised such Holders' Representative in writing of a
Section 4.3(iv) event and the Holder has sold Registrable Securities notwithstanding receipt of such notice prior to receipt of a supplement or amended Prospectus pursuant to Section 4.9 herein; provided, however, that the
                                                   --------  -------
Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; provided, further, that the Company shall not be
                              --------  -------
liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. The indemnity provided herein shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of Registrable Securities by the Selling Holder.

         7.2  Indemnification by Holders.  In connection with the Registration
              --------------------------
Statements hereunder, each Selling Holder agrees to indemnify, to the full extent permitted by law, the Company, and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each director, officer, employee and agent of each such Person from and against any losses, claims, damages, liabilities and expenses caused by any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that the Company has demonstrated that such untrue statement or omission is contained in any information or affidavit so furnished by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event, however, shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of underwriters' discounts and commissions) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be obligated to give to, and shall be entitled to receive from, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution customary indemnities.

         7.3  Conduct of Indemnification Proceedings.  Any Person entitled to
              --------------------------------------
indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person
                                       --------  -------
entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume within a reasonable period of time the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims or such Person may have separate or additional defenses (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one principal and one local counsel for all parties indemnified by such indemnifying party with respect to such claim.

         7.4  Contribution.  If the indemnification provided for in Sections
              ------------
7.1 or 7.2 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Holders on the one hand and the underwriters on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other hand from the offering of all of the securities sold in the offering, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.4, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holders' obligations to contribute pursuant to this Section 7.4 are several in proportion to the proceeds of the offering received by each Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

    8.  Selection of Underwriters.  In connection with any request for
        -------------------------
registration under Section 2.1 hereof, the Company shall be entitled to select the managing underwriter if it is also registering shares on its own behalf. The Selling Holders, however, shall be entitled to select the co-managing underwriter. If the Registration Statement covers only shares being sold by the Selling Holders, then the Selling Holders shall be entitled to select the managing underwriter, subject to approval by the Company, which approval shall not be unreasonably withheld. In connection with any registration under Section 2.2, the Selling Holders shall have no right to select underwriters.

    9.  Rule 144  The Company covenants that, after it has filed a registration
        --------
pursuant to Section 12 of the Exchange Act or a registration statement under the Securities Act becomes effective, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as may be reasonably and customarily requested by any Holder of Registrable Securities, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

    10.  Transfer of Registration Rights.  The registration rights granted
         -------------------------------
pursuant to this Agreement shall be available to a transferee of any Registrable Securities if (i) the transferring Holder gives the Company written notice of such transfer, identifying the name and address of the transferee and the securities involved; (ii) the transferee agrees in writing to be bound by the provisions of this Agreement; and (iii) as a result of such transfer, the transferee holds at least 5% (or, if the "Second Closing" under the Stock Purchase Agreement shall have been consummated, 10%) of the shares of Common Stock outstanding as of the date of the transfer.

    11.  Miscellaneous.
         -------------

         11.1  Remedies.  In the event of a breach by the Company of its
               --------
obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

    11.2  No Inconsistent Agreements.  The Company will not on or after the
          --------------------------
date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or limits or impairs the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

    11.3  Adjustments Affecting Registrable Securities.  The Company will not
          --------------------------------------------
take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

    11.4  Notices.  All notices or other communications hereunder shall be in
          -------
writing and shall be given by (i) personal delivery, (ii) courier or other delivery service which obtains a receipt evidencing delivery, (iii) registered or certified mail (postage prepaid and return receipt requested), or (iv) facsimile or similar electronic device, to such address as may be designated from time to time by the relevant party, and which shall initially be: (i) in the case of the Company, 999 Third Avenue, Seattle, Washington 98004, Attention:
Russell C. Horowitz, facsimile (206) 447-1646, with a copy to Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, MA 02110,
Attn: Thomas M. Camp, Esq., facsimile (617) 951-1295; and (ii) in the case of Vulcan, 110 110th Avenue N.E., Suite 550, Bellevue, Washington 98004, attention:
William D. Savoy, facsimile (425) 453-1985, with a copy to Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067, Attn: Alvin G. Segel, Esq., facsimile (310) 203-7199. All notices and other communications shall be deemed to have been given (i) if delivered by the United States mail, three business days after mailing (five business days if delivered to an address outside of the United States), (ii) if delivered by a courier or other delivery service, one business day after dispatch (two business days if delivered to an address outside of the United States), and (iii) if personally delivered or sent by facsimile or similar electronic device, upon receipt by the recipient or its agent or employee (which, in the case of a notice sent by facsimile or similar electronic device, shall be the time and date indicated on the transmission confirmation receipt). No objection may be made by a party to the manner of delivery of any notice actually received in writing by an authorized agent of such party.

    11.5  Complete Agreement; Modifications.  This Agreement and any documents
          ---------------------------------
referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may be amended, altered or modified only by a writing signed by the Company, the Majority Holders.

    11.6  Successors and Assigns.  Except as provided herein to the contrary,
          ----------------------
this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

    11.7  Governing Law.  All questions with respect to the Agreement and the
          -------------
rights and liabilities of the parties shall be governed by the laws of the State of Delaware, regardless of the choice of laws provisions of Delaware or any other jurisdiction.

    11.8  Attorneys' Fees.  Should any litigation be commenced (including any
          ---------------
proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any Person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

    11.9  Headings.  The Article and Section headings in this Agreement are
          --------
inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Article or Section.

    11.10  Severability.  In the event that any one or more of the provisions
           ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    11.11  Gender.  Throughout this Agreement, as the context may require, the
           ------
masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine.

    11.12  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               [Remainder of this page intentionally left blank.]

                SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth hereinabove.

                              GO2NET, INC.


                              By:______________________________

                              Its:______________________________


                              VULCAN VENTURES INCORPORATED


                              By:______________________________

                              Its:______________________________

                                                                       EXHIBIT D

     [HUTCHINS, WHEELER & DITTMAR, A PROFESSIONAL CORPORATION LETTERHEAD]

                                 March 15, 1999


Vulcan Ventures Incorporated
110th Avenue N.E., Suite 550
Bellevue, Washington 98004

     Re:  Stock Purchase Agreement dated as of March 15, 1999
          ---------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the execution and delivery by Go2Net, Inc., a Delaware corporation (the "Company") of the Stock Purchase Agreement dated as of March 15, 1999 (the "Purchase Agreement") by and between the Company and Vulcan Ventures Incorporated (the "Purchaser"). This opinion is rendered to you, at the request of the Company, pursuant to Section
2.1 of the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Purchase Agreement and the transactions contemplated therein. In connection with such representation, we have examined originals, or copies identified to our satisfaction as being true copies, of the following:

     (1)  The Purchase Agreement;

     (2)  The Registration Rights Agreement;

     (3)  The Certificate of Designation;

     (4)  The Officer's Certificate attached hereto as Exhibit A;
                                                       ---------

     (5) The By-laws of the Company, as amended to date, certified by its Secretary;

     (6) The Restated Certificate of Incorporation of the Company, as amended to date, certified by its Secretary;

     (7) Resolutions of the directors of the Company certified by its Secretary, approving

HUTCHINS, WHEELER & DITTMAR

Vulcan Ventures Incorporated
March 15, 1999
Page 2

          the transactions contemplated by the Transaction Documents (as hereinafter defined) to which it is a party; and

     (8) Certificates of the Secretary of State of the State of Delaware regarding the legal existence and corporate good standing of the Company dated as of March 15, 1999.

     The agreements, documents and instruments referred to in clauses (1) through (3) above are referred to in this letter as the "Transaction Documents."

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and instruments, corporate records, certificates of public officials and of officers of the Company, including the Officer's Certificate attached hereto as Exhibit A, and such other
                                                       ---------
documents and records and such matters of law as we have deemed necessary as a basis for the opinions set forth below. As to questions of fact material to such opinions, we have relied, without independent verification, upon certificates of public officials and of officers of the Company, copies of which have been delivered to you, and the factual accuracy and completeness of all the representations and warranties made by the parties to the Company and the other documents executed by the Company in connection with the transactions contemplated by the Transaction Documents. The opinions expressed herein as to the valid existence and good standing of the Company are as of the date of the certificate referred to in clause (8) above and are based solely on such certificate.

     As used in this opinion and unless otherwise specified herein, the phrases "to our knowledge," "known to us" and the like refer to the actual present knowledge of lawyers currently in this firm who have performed substantive legal services on behalf of the Company in connection with the transactions referred to herein, without any independent investigation or file or docket review.

     For purposes of this opinion, we have assumed, with your permission and without independent verification, (a) the genuineness of all signatures, (b) the legal capacity of all natural persons who have signed documents examined by us,
(c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, (d) that the parties to the Transaction Documents other than the Company have each duly authorized, executed and delivered such Transaction Documents and all other relevant documents and instruments, and (e) that each of the parties to the Transaction Documents other than the Company has all requisite power and authority to enter into and perform its respective obligations in connection with the transactions described in the Transaction Documents to which it is a party.

     We express no opinion as to the laws of any jurisdiction other than the federal laws of the

HUTCHINS, WHEELER & DITTMAR

Vulcan Ventures Incorporated
March 15, 1999
Page 3

United States of America, the laws of The Commonwealth of Massachusetts, and the General Corporation Law of the State of Delaware. Accordingly, to the extent that any laws of any jurisdiction other than any of the foregoing govern any of the matters as to which we express an opinion below, we have assumed, with your permission and without independent investigation, that the law of such jurisdiction is the same as the substantive state laws of the Commonwealth of Massachusetts (and we express no opinion as to whether such assumption is reasonable or correct). We note that the Transaction Documents are governed by Delaware law and Washington law. We express no opinion regarding the effect of federal or state antitrust laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. Each of the Transaction Documents to which the Company is a party has been duly and validly authorized by all necessary corporate action, and has been duly and validly executed and delivered by the Company.

     3. The Certificate of Designation has been duly authorized by all necessary corporate action and has been filed with the Secretary of State of the State of Delaware.

     4. The Shares have been duly and validly authorized for issuance and sale to Purchaser by the Company, and the First Issuance Shares have been validly issued and are outstanding. Assuming delivery of the cash and promissory note contemplated by the Purchase Agreement concurrently with the execution of the Purchase Agreement, the First Issuance Shares will be fully paid and non-assessable and will be entitled to the rights, preferences and privileges set forth in the Certificate of Designation.

     5. The shares of Common Stock issuable upon conversion of the First Issuance Shares have been duly and validly authorized for issuance and, when issued upon conversion of Shares in accordance with the Certificate of Designation, will be validly issued, fully paid and non-assessable, free of any preemptive rights.

     6. Each of the Transaction Documents to which the Company is a party is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     7. Prior to the execution and delivery of the Purchase Agreement, the Board of

HUTCHINS, WHEELER & DITTMAR

Vulcan Ventures Incorporated
March 15, 1999
Page 4

Directors of the Company took all action necessary under the provisions of
Section 203 of the Delaware General Corporation Law and such action constitutes all action necessary to ensure that the restrictions contained in Section 203 of the Delaware General Corporation Law will not apply to Purchaser in connection with or following the consummation of the First Closing, the Second Closing or the other transactions contemplated by the Transaction Documents.

     8. The execution, delivery and, subject to obtaining the consents set forth in Schedule 3.4 of the Purchase Agreement, performance by the Company of
         ------------
the Transaction Documents and the consummation of the transaction contemplated thereby will not, except in each case where the effect of non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) violate any provision of law or any regulation customarily applicable to transactions of the type contemplated by the Purchase Agreement or, to the extent actually known to such counsel, any order, judgment, or decree of any court or other agency of government to which the Company is subject, or
(ii) violate any provision of the Restated Certificate of Incorporation or By-Laws of the Company.

     The opinions contained herein are subject to the following conditions and qualifications:

     (A) We have not been requested to render, and with your permission we do not express, an opinion as to the application of any fraudulent conveyance, fraudulent transfer, fraudulent obligation or similar laws.

     (B) Our opinions in paragraph 6 above, with respect to the validity, binding effect and enforceability of the agreements or provisions thereof referred to in such paragraph, are subject to the following: (i) bankruptcy, insolvency, reorganization, moratorium, receivership and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law, and to the discretion of the court before which any such proceeding may be brought and
(iii) public policy considerations or court decisions which may limit the rights of any party to obtain certain remedies and to indemnification, including indemnification for tortious or criminal acts or violations of law.

     The opinions set forth in this letter are limited to the specific issues addressed herein and to statutes, regulations, rules, decisions, decrees and facts existing on the date hereof. In rendering such opinions, we disclaim any obligation to advise any party to whom this opinion is addressed of any change in any of these sources of law or of any subsequent legal or factual developments which might affect any matters addressed or opinions set forth herein.

     The opinions set forth herein are rendered solely to the parties to whom this letter is

HUTCHINS, WHEELER & DITTMAR

Vulcan Ventures Incorporated
March 15, 1999
Page 5

addressed, are solely for the benefit of such parties in connection with the transactions contemplated by the Purchase Agreement, and may not be relied upon by them for any other purpose. This letter is not to be quoted in whole or in part or otherwise referred to in any financial statements or other public releases, nor is it to be filed with any governmental agency or other person or entity, without the prior written consent of this firm. This letter may not be delivered to or relied upon by any other person or entity for any purpose without the prior written consent of this firm.

                                Very truly yours,



                                Hutchins, Wheeler & Dittmar
                                A Professional Corporation

                                                                       EXHIBIT E
                                                                       ---------

                       [IRELL & MANELLA LLP LETTERHEAD]

                               March 15, 1999


Go2Net, Inc.
999 Third Avenue, Suite 4700
Seattle, Washington 98004



     Re:  Stock Purchase Agreement, dated March 15, 1999, between Go2Net, Inc.
          --------------------------------------------------------------------
          and Vulcan Ventures Incorporated (the "Agreement")
          --------------------------------------------------

Gentlemen:

     We have acted as legal counsel to Vulcan Ventures Incorporated, a Washington corporation (the "Purchaser"), in connection with the transactions contemplated by the Agreement, and we are rendering this opinion pursuant to the Agreement.

     For the purposes of rendering this opinion, in addition to the Agreement, we have reviewed the following documents, each dated the date hereof:

     (a) Registration Rights Agreement between Purchaser and Go2Net, Inc. (the "Company");
     (b) Promissory Note in the principal amount of $167,482,000, executed by Purchaser in the Company's favor (the "Note");
     (c) Stock Purchase and Voting Agreement between Purchaser and Russell Horowitz;
     (d)  Stock Purchase and Voting Agreement between Purchaser and John
          Keister;
     (e)  Stock Purchase and Voting Agreement between Purchaser and Michael
          Riccio;
     (f)  Stock Purchase and Voting Agreement between Purchaser and Dennis
          Cline;
     (g) Stock Purchase and Voting Agreement between Purchaser and Martin Schoffstall; and
     (h)  Stock Purchase and Voting Agreement between Purchaser and Oren
          Etzioni.

     For purposes of this opinion, the Agreement and the documents listed in clauses (a) through (h) above shall hereinafter be referred to collectively as the "Transaction Documents" and each as a "Transaction Document."

Go2Net, Inc.
March 15, 1999
Page 2

     We have reviewed such matters of fact and law and documents as we have deemed necessary or relevant as a basis for this opinion. In our review, we have assumed, without investigation, the legal capacity of all natural persons signing documents in their respective individual capacities, the genuineness of all signatures not witnessed by us, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers or amendments to any agreements reviewed by us, the conformity to original documents of all documents submitted to us as certified, photostatic or telecopied copies, and the authenticity of the originals of such copies. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have also assumed that the execution, delivery and performance of any agreements or consents are within the powers of each signatory (other than Purchaser) and have been duly authorized and validly carried out by each such signatory. Furthermore, we have examined, relied upon and assumed to be complete and correct the representations and warranties contained in the Transaction Documents as to matters of fact (other than facts constituting conclusions of law).

     Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

     1. Purchaser is a corporation validly existing and in good standing under the laws of the State of Washington.

     2. The Transaction Documents have been duly authorized, executed and delivered by Purchaser.

     3. Assuming due authorization, execution and delivery of the Transaction Documents by the other parties thereto, the Transaction Documents (including, without limitation, the Note) constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

     4. Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, violates (i) any provision of the articles of incorporation or bylaws of Purchaser, or (ii) any federal or California statute, ordinance or regulation applicable to Purchaser that, in our experience, is normally applicable to Purchaser in transactions of the nature contemplated by the Transaction Documents.

     The opinions expressed above are subject to and limited by the following qualifications:

Go2Net, Inc.
March 15, 1999
Page 3

     (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws and legal and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally;

     (b) the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

     (c) the unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

     (d) the effect of (i) any federal or state securities laws, or (ii) federal or state antitrust laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

     (e) we express no opinion as to the effect on rights to indemnification and contribution to the extent such rights may be limited by federal or state securities laws or public policy relating thereto.

     Our opinions expressed herein are limited to the laws of the State of California and the federal law of the United States, in each case to the extent not specifically excluded herein and as in effect on the date hereof, and we do not express herein any opinion as to any other laws. In this regard, we note that the Transaction Documents and certain other agreements and instruments to be executed and delivered by Purchaser purport to be governed by the laws of the State of Delaware or the State of Washington. For purposes of this opinion, we have assumed, without investigation, that the governing law of the Transaction Documents and such other agreements and instruments is in all material respects identical to the laws of the State of California although the results might differ from those that would be obtained by applying Delaware or Washington law or the law of any jurisdiction other than California, and we express no opinion as to the similarity of Delaware, Washington and California law or the law of any other jurisdiction. No opinion is expressed as to whether a court would recognize and enforce the provisions of the Transaction Documents and such other agreements and instruments providing that the laws of a particular state shall govern.

Go2Net, Inc.
March 15, 1999
Page 4

     This opinion is solely for your benefit pursuant to the Agreement and is not to be made available to or relied upon by any other person or entity or by you for any other purpose or in any other context without our express prior written consent.


                              Very truly yours,



                              IRELL & MANELLA LLP